================================================================================

                           SCHEDULE 14A INFORMATION

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]
Check the appropriate box:

[_] Preliminary Proxy Statement
[_] Confidential, for Use of the Commission Only
      (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[_] Definitive Additional Materials
[_] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                           THE FAIRCHILD CORPORATION
               (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                           THE FAIRCHILD CORPORATION
                  (NAME OF PERSON(S) FILING PROXY STATEMENT)

Payment of Filing Fee (check the appropriate box):

[X] No fee required
[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:

    2) Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

    4) Proposed maximum aggregate value of transaction:

    5) Total fee paid:
    --------
       * Set forth the amount of which the filing is calculated and state how it was determined.

[_] Fee paid previously with preliminary materials.
[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount previously paid:

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    4) Date Filed:

================================================================================

                           THE FAIRCHILD CORPORATION
                    WASHINGTON DULLES INTERNATIONAL AIRPORT
                             300 WEST SERVICE ROAD
                                P.O. BOX 10803
                           CHANTILLY, VIRGINIA 20153

                               ----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD NOVEMBER 20, 1997

                               ----------------

               TO THE STOCKHOLDERS OF THE FAIRCHILD CORPORATION:

  The Annual Meeting of Stockholders of The Fairchild Corporation, a Delaware corporation (the "Company"), will be held at the Washington Dulles Airport Hilton, 13869 Park Center Road, Herndon, Virginia, on Thursday, November 20, 1997, at 10:00 a.m. (local time), for the following purposes:

    1. To elect thirteen (13) directors of the Company for the ensuing year;

    2. To amend the 1986 Stock Option Plan by increasing the number of shares issuable thereunder and by limiting the number of shares issuable to executive officers;

    3. To approve the grant of options to certain executive officers and employees under the 1986 Stock Option Plan;

    4. To approve the material terms of the performance goals for the fiscal 1998 incentive compensation award for the Company's Chief Executive Officer; and

    5. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

  Only stockholders of record as of the close of business on September 26, 1997, will be entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof.

                                          By Order of the Board of Directors

                                          Donald E. Miller
                                          Senior Vice President & Secretary

October 10, 1997


 KINDLY DATE AND SIGN THE ENCLOSED PROXY CARD AND PROMPTLY RETURN IT IN THE
                    ENCLOSED STAMPED, ADDRESSED ENVELOPE

                           THE FAIRCHILD CORPORATION
                    WASHINGTON DULLES INTERNATIONAL AIRPORT
                             300 WEST SERVICE ROAD
                                P.O. BOX 10803
                           CHANTILLY, VIRGINIA 20153

                                                               October 10, 1997

                                PROXY STATEMENT

  This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors (the "Board") of The Fairchild Corporation (the "Company") for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at 10:00 a.m. on Thursday, November 20, 1997, and at any adjournments or postponements thereof, at the Washington Dulles Airport Hilton, 13869 Park Center Road, Herndon, Virginia. Only holders of record of the Company's Class A Common Stock, par value $.10 per share ("Class A Stock"), and Class B Common Stock, par value $.10 per share ("Class B Stock"), at the close of business on September 26, 1997, will be entitled to vote at the Annual Meeting. On September 26, 1997, there were 14,030,717 shares of Class A Stock and 2,625,616 shares of Class B Stock outstanding and eligible to vote. Each share of Class A Stock entitles the holder thereof to one vote, and each share of Class B Stock entitles the holder thereof to ten votes, on each matter scheduled to come before the Annual Meeting. Class A Stock and Class B Stock are sometimes collectively referred to herein as "Stock."

  This Proxy Statement and enclosed proxy form are first being mailed to the Company's stockholders on or about October 10, 1997.

  Any proxy given pursuant to this solicitation and received in time for the Annual Meeting will be voted as specified in such proxy. If no instructions are given, proxies will be voted "FOR" the election of the nominees named below under the caption "Election of Directors--Information as to Nominees," and "FOR" each of the other proposals set forth in the Notice of Annual Meeting and this Proxy Statement.

  The holders of record of outstanding Stock present in person or represented by proxy constituting a majority of the votes entitled to be cast at the Annual Meeting shall constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes (shares held by a broker or nominee which are represented at the Annual Meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) are counted for purposes of determining the presence or absence of a quorum for the transaction of business.

  In the election of directors, holders of Stock are entitled to elect thirteen directors with the thirteen candidates who receive the highest number of affirmative votes being elected. Votes against a candidate and votes withheld have no legal effect.

  The proposals in this Proxy Statement (other than the election of directors) require the affirmative vote of a majority of votes entitled to be cast by holders of shares of Stock present at the Annual Meeting in person or represented by proxy. Abstentions from voting in such proposals have the effect of a negative vote. Broker non-votes are not deemed entitled to vote and have no effect for purposes of determining whether a proposal has been approved. However, under New York Stock Exchange rules, with respect to Item 2 and 3 of this Proxy Statement all votes cast either for or against such proposals must (in the aggregate) represent at least 50% in interest of all shares of Stock entitled to vote on such proposals.

  The Board does not know of any matters, other than those specified herein, which will be presented for action at the Annual Meeting. In the event that any other matters should properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote the proxy in accordance with their best judgment on such matters.

  Any proxy may be revoked at any time prior to its exercise by notifying the Company's Secretary in writing at the above address, by delivering a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person.

                         ITEM 1--ELECTION OF DIRECTORS

  Thirteen directors are to be elected for the ensuing year to hold office until the next annual meeting of stockholders and until their successors are elected and qualified. In fiscal 1996, the Board consisted of twelve members. In the last quarter of fiscal 1997, the Board was increased to thirteen. All nominees were elected to the Board at the 1996 annual meeting of stockholders, other than Jacques S. Moskovic (who was elected to the Board on July 21, 1997), and Moshe Sanbar (who was elected to the Board on September 11, 1997). All nominees have been designated as "Continuing Directors" as defined in the Company's Certificate of Incorporation, as amended. Mr. Samuel Krasney, who has been a board member since 1968, will not stand for reelection this year due to health reasons.

INFORMATION AS TO NOMINEES (1)

  Set forth below is information about each nominee for election as a director, based on information supplied by him, including his name, age and principal occupations during the past five years, and certain directorships held by him.

  MICHAEL T. ALCOX, 49, served as Senior Vice President and the Chief Financial Officer of the Company from December 1987 through September 1996. He also served as Treasurer of the Company from September 1990 until November 1991. Mr. Alcox served as Vice President and Chief Financial Officer of RHI Holdings and as Vice President and Chief Financial Officer of Fairchild Industries from 1990 through March 1996. Since September 30, 1996, Mr. Alcox has served as a Vice President to the Company, not employed on a full time basis. Mr. Alcox is a director of Banner Aerospace. Mr. Alcox also owns and operates travel and real estate businesses. He became a director of the Company in 1988. (2)

  MELVILLE R. BARLOW, 68, was a consultant to the Company from September 1995 through June 1996. From July 1991 through March 1994 he was President of Pilkington Aerospace, Inc. (manufacturer of aircraft transparencies). From June 1984 through March 1991, he was a Corporate Vice President of General Dynamics and General Manager of General Dynamics Electronics Division (manufacturer of military aircraft automatic test equipment). He became a director of the Company in 1996. (4) (7)

  MORTIMER M. CAPLIN, 81, has been a senior member of Caplin & Drysdale (attorneys) since 1964. Mr. Caplin serves as a director of Presidential Realty Corporation and Danaher Corporation. He became a director of the Company in 1990. (2) (3) (6)

  COLIN M. COHEN, 46, was Managing Director of Citicorp Securities, Inc. (Chicago) until September 1996. He served in such capacity for more than five years. Mr. Cohen became a director of the Company in September 1996, and the Company's Senior Vice President--Business Development and Finance, and Chief Financial Officer effective October 1, 1996. He became Controller of the Company effective March 31, 1997. Pursuant to his employment agreement with the Company, Mr. Cohen is to be nominated for election as a director every fiscal year during his term of employment.

  PHILIP DAVID, 66, was a consultant to the Company from January 1988 to June 1993. He was also an employee of the Company from January 1988 to December 1989. He was a Professor of Urban Development at Massachusetts Institute of Technology until June 1988. Dr. David is also a director of IRI International, Inc. He became a director of the Company in 1985. (4)

  HAROLD J. HARRIS, 68, is President of Wm. H. Harris, Inc. (retailer). He is a director of Capital Properties Incorporated of Rhode Island. He became a director of the Company in 1985. (3) (5)

  DANIEL LEBARD, 58, is the Chairman of the Board of Daniel Lebard Management Development SA, a consulting firm in Paris, France, which performs management services. He has served in such capacity for more than the last five years. Since 1995, he also serves as Chief Executive Officer of Groupe Sofrecid SA and Kvaerner-Clecim SA, engineering companies whose headquarters are in Paris. He became a director of the Company in 1996. (4)

  JACQUES S. MOSKOVIC, 60, has served as Senior Vice President of the Company since October 1996. President and CEO of Fairchild Technologies since September 1994, and as Chairman of Fairchild Technologies since August 1997. Prior to that, he served as Chairman and President of Compagnie Pour Le Developpement Industriel, a French based company specializing in the production, sales and service of equipment to the electronics industry, which was acquired by the Company in 1995. Mr. Moskovic held such position for more than five years. He became a director of the Company in 1997.

  HERBERT S. RICHEY, 75, served as President of Richey Coal Company (coal properties-brokerage and consulting) until December 1993. He became a director of the Company in 1977. (2) (3) (4) (6) (7)

  MOSHE SANBAR, 71, has served as President of the Israel National Committee in Tel-Aviv and as a member of the executive board of the International Chamber of Commerce in Paris since 1996. He served as a Senior Vice President and Financial Adviser for the Eisenberg Group of Companies (an international import-export firm) from 1996 to January 1997. From 1988 through 1995 he was Chairman of the Board of Bank Leumi (Israel) and its group, world wide. He became a director of the Company in 1997.

  ROBERT A. SHARPE II, 39, has served as Executive Vice President and Chief Financial Officer of Fairchild Fasteners (a division of Fairchild Holding Corp.) since July 1996, and as a consultant for Fairchild Fasteners from October 1995 through July 1996. He served as Vice President, Corporate Development of Smithfield Foods, Inc. (a pork-products company) from July 1994 through July 1996, where he was responsible for corporate development as well as three of Smithfield's operating subsidiaries. Prior to that time, Mr. Sharpe served as Senior Vice President of NationsBank Corporation (a national bank) and held other management positions with NationsBank. Mr. Sharpe is a director of Capital Associates, Inc. and Capital Associates International, Inc. He became a director of the Company in 1995.

  DR. ERIC I. STEINER, 35, has served as Executive Vice President and Chief Operating Officer of the Company since November, 1996, and as President and Chief Executive Officer of Fairchild Fasteners, (a division of Fairchild Holding Corp.) since August 1995. Prior thereto, he served as Senior Vice President, Operations of the Company from May 1992 through November 1996, and as President of Camloc/RAM Products, one of the Company's operating units, from September 1993 to February 1995. He served as Vice President, Business Planning of the Company from March 1991 until May 1992. He also served as Vice President of Fairchild Industries from May 1992 through March 1996. He received an M.B.A. from Insead in France in 1990. Prior thereto, he received an M.D. in 1988 from Faculte de Medicine de Paris and was a medical doctor at Hospitaux De Paris in France until November 1989. He has been a director of Banner Aerospace since September, 1992, and a Senior Vice President of Banner Aerospace since May, 1997. Dr. Steiner became a director of the Company in 1988. He is the son of Jeffrey J. Steiner. (2) (5)

     JEFFREY J. STEINER, 60, has served as Chairman of the Board and Chief Executive Officer of the Company since December 1985, and as President of the Company since July 1991. He has served as Chairman of the Board, Chief Executive Officer and President of Banner Aerospace since September 1993. He has served as Chairman, President, and Chief Executive Officer of RHI Holdings since 1988. He served as Vice Chairman of the Board of Rexnord Corporation from July 1992 to December 1993, and as Chairman, President and Chief Executive Officer of Fairchild Industries from July 1991 through March 1996. Mr. Steiner is and for the past five years has been President of Cedco Holdings Ltd., a Bermuda corporation (a securities investor). He serves as a director of The Franklin Corporation and The Copley Fund, and as director and Vice Chairman of the Board of Shared Technologies Fairchild Inc. He became a director of the Company in 1985. He is the father of Dr. Eric I. Steiner. (2)
(5)

  Articles have appeared in the French press reporting an inquiry by a French magistrate into certain allegedly improper business transactions involving Elf Aquitaine, its former chairman and various third parties, including Maurice Bidermann. In connection with this inquiry, the magistrate has made inquiry into allegedly improper transactions between Jeffrey Steiner and that petroleum company. In response to the magistrate's request that Mr. Steiner appear in France as a witness, Mr. Steiner submitted a written statement concerning the transactions and has offered to appear in person if certain arrangements were made. According to the French press, the magistrate also requested permission to commence an inquiry into transactions involving another French petroleum company, but her request was not granted. If the magistrate were to renew her request, and if it were granted, inquiry into transactions between such company and Mr. Steiner, could ensue. The Board of Directors has formed a special committee of outside directors to advise it with respect to these matters, and the special committee has retained counsel.

  The persons named in the proxies will vote the proxies for the election of the aforementioned nominees for director except where the authority to vote for the nominees is withheld by the stockholder submitting the proxy. In the event that any nominee refuses or is unable to serve as a director (which is not now anticipated), the persons named as proxies reserve full discretion to vote for any other person who may be nominated.
--------
(1) The following companies are mentioned in the biographical information of various directors and elsewhere in this Proxy Statement:

    BANNER AEROSPACE, INC. ("BANNER AEROSPACE"): The Company has a significant equity position (approximately 64.02% as of June 30, 1997) in Banner Aerospace. Effective as of February 25, 1996, Banner Aerospace became a consolidated subsidiary of the Company.

    FAIRCHILD HOLDING CORP.: Fairchild Holding Corp. is a wholly-owned subsidiary of RHI Holdings, Inc.

    FAIRCHILD INDUSTRIES, INC. ("FAIRCHILD INDUSTRIES"): Until March 1996, the Company indirectly owned all of the common stock of Fairchild Industries, which (until such time) was a registered company.

    FAIRCHILD TECHNOLOGIES: Fairchild Technologies is a business unit of the Company that plans long term strategy and control functions of Fairchild Technologies, GmbH, Fairchild Technologies USA, Inc. and other Company subsidiaries in the semiconductor, CD and LCD industries.

    RHI HOLDINGS, INC. ("RHI HOLDINGS"): RHI Holdings is a wholly-owned subsidiary of the Company. RHI Holdings is a registered company.

    REXNORD CORPORATION: Until December 1993, the Company had a significant equity position in Rexnord Corporation.

(2) Member of the Executive Committee.

(3) Member of the Audit Committee.

(4) Member of the Compensation and Stock Option Committee.

(5) Member of the Nominating Committee.

(6) Member of the Corporate Ethics and Compliance Committee.

(7) Member of the Special Committee.

               BOARD OF DIRECTORS AND CERTAIN COMMITTEE MATTERS

BOARD MEETINGS

  The Board held five meetings during fiscal 1997. Except for Mr. Krasney, no incumbent director attended less than seventy-five percent of the aggregate number of meetings of the Board and committees on which he served. Due to health reasons, Mr. Krasney attended only one meeting.

BOARD COMMITTEES

  The Board has (i) an Audit Committee whose primary functions are to examine and consider matters relating to the internal and external audits of the Company's accounts and its financial affairs and to select the Company's independent auditor; (ii) a Compensation and Stock Option Committee which has initial responsibility for all compensation actions affecting the Company's executive officers, including base salaries, bonus awards, stock option awards and the terms and conditions of their employment, and which administers the Company's stock option plan; (iii) an Executive Committee whose functions include considering pertinent matters and exercising all the powers of the Board, which by law it may exercise when the Board is not in session; (iv) a Corporate Ethics and Compliance Committee to oversee the Company's ethics programs; and (v) a Nominating Committee to consider and recommend to the Board candidates for election to the Board of Directors by the stockholders. During fiscal 1997, the Audit Committee held two meetings, the Compensation and Stock Option Committee held four meetings, the Nominating Committee held one meeting and the Corporate Ethics and Compliance Committee held two meetings. In addition to meetings, the Board and several committees took various actions during fiscal 1997 by unanimous written consent.

  The Board appointed a special committee (the "Special Committee") which is comprised of two Directors of the Company who are neither officers nor employees of the Company. The purpose of the Special Committee is to look into allegations raised in articles that have appeared in the French press reporting an inquiry by a French magistrate. This matter is discussed above under the biographical information for Mr. Jeffrey Steiner. The Special Committee held five meetings during fiscal 1997.

DIRECTORS COMPENSATION

  Fees. During fiscal 1997, directors who were not employed by the Company or its subsidiaries received a quarterly retainer of $5,000, a $2,500 stipend for each regular Board meeting attended, a $1,000 stipend for any committee meetings attended that were not held on the same date as a Board meeting, and reimbursement for travel expenses. (The Company has four regular Board meetings each year.)

  Stock Options. Pursuant to the 1996 Non-Employee Director Stock Option Plan ("1996 NED Plan"), commencing with the 1996 Annual Meeting, outside directors receive stock options for 30,000 shares of Class A Stock at the time they are first elected to serve on the Board and, thereafter, they receive stock options for 1,000 shares of Class A Stock for each additional year in which they are elected to serve on the Board (provided they have served on the Board for at least six months). Of the nominees for election at the 1997 Annual Meeting, Messrs. Barlow, Caplin, David, Harris, Lebard, Richey and Sanbar qualify as outside directors under the 1996 NED Plan (however, Mr. Sanbar has not served at least six months). Pursuant to the 1996 NED Plan: (i) on the date of the 1996 Annual Meeting, the Company granted options for 68,000 shares of Class A Stock in the aggregate to outside directors; (ii) on September 11, 1997 (the day he first became an outside director), the Company granted options for 30,000 shares of Class A Stock to Mr. Sanbar; and (ii) on the date of the 1997 Annual Meeting, the Company will grant options for 6,000 shares of Class A Stock in the aggregate to the other outside directors.

  Compensation for Special Committees. In fiscal 1997, Messrs. David (through January 2, 1997), Barlow (for the entire fiscal year) and Richey (for the entire fiscal year) served as members of the

Special Committee. The purpose of the Special Committee is described above under "BOARD OF DIRECTORS AND CERTAIN COMMITTEE MATTERS." The Special Committee met five times during fiscal 1997. As compensation for his services, each member received $1,000 for each meeting not held on the same date as a Board meeting. Total fees paid to members of the Special Committee for meetings during fiscal 1997 were $6,000 in the aggregate.

  Management Directors. Management directors receive no fees or stock options for their services as directors.

NOMINEES FOR NEXT YEAR'S ANNUAL MEETING

  The Nominating Committee will consider written recommendations for nominees for next year's annual meeting, submitted prior to June 12, 1998, by stockholders to the Secretary of the Company. Biographical information and the written consent of the potential nominee must accompany the recommendation.

                     INFORMATION AS TO EXECUTIVE OFFICERS

  Set forth below is certain information about each executive officer of the Company who is not a director of the Company or a nominee, based on information supplied by the officer, including the officer's name, age and principal occupations during the past five years. All of the executive officers of the Company are elected by the Board to serve until the next annual meeting of the Board or until their successors are elected and qualified.

  ROBERT D. BUSEY, 54, has served as Vice President of the Company since September 1992. Mr. Busey also served as Vice President of Fairchild Industries from November 1993 through March 1996. Prior to September 1992, Mr. Busey was Assistant Vice President of the Company and held other management positions with Fairchild Industries.

  JOHN L. FLYNN 51, has served as Senior Vice President, Tax of the Company since September 1994 and as Vice President, Tax since August 1989. Mr. Flynn also served as Vice President, Tax of Fairchild Industries from November 1986 through March 1996.

  HAROLD R. JOHNSON, 74, Brig. Gen., USAF (Ret.), has served as Senior Vice President, Business Development of the Company since November 1990. General Johnson also served as Vice President of Fairchild Industries from February 1988 through March 1996.

  ROBERT H. KELLEY, 49, has served as Vice President, Employee Benefits of the Company since November 1993. He also served as Vice President of Fairchild Industries from November 1993 through March 1996. Prior thereto, he held other management positions with Fairchild Industries.

  JEFFREY P. KENYON, 36, has served as Vice President of the Company since November 1996. Prior to that, he served as Vice President of Citicorp Securities, Inc., engaged in the structuring and syndication of senior debt. He was employed by Citicorp for more than five years, serving in various other capacities, including equipment leasing and relationship management.

  DONALD E. MILLER, 50, has served as Senior Vice President and General Counsel of the Company since January 1991 and Corporate Secretary since January 1995. Mr. Miller also served as Vice President and General Counsel of Fairchild Industries from November 1991 through March 1996. Prior to 1991, Mr. Miller was a principal of the law firm of Temkin & Miller, Ltd. in Providence, Rhode Island. Mr. Miller is a director of Shared Technologies Fairchild Inc. and General Counsel of Banner Aerospace.

  KAREN L. SCHNECKENBURGER, 48, has served as Vice President of the Company since September 1992 and as Treasurer of the Company since November 1991. Ms. Schneckenburger also served as Treasurer of Fairchild Industries from August 1989 through March 1996. Prior thereto, she served as Director of Finance of Fairchild Industries from 1986 through 1989.

  DAVID WYNNE-MORGAN, 66, has served as Senior Vice President, Corporate Communications of the Company since September 1997. Since 1996, he also serves as Chairman of WMC Communications, Ltd. (communications consultants). From 1994 through 1996 he was Director of Corporate Communications of Barrick Gold (a NYSE listed company, gold mining and processing enterprises) and Horsham Corporation (a Canadian publicly held property company, now known as TrizecHahn Corporation). Prior to that, he served as President and CEO (Europe, Middle East and Africa), of Hill and Knowlton, an international public relations firm, since 1991, and as chairman and CEO for Hill & Knowlton's London office from 1984 to 1991.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

  The following Summary Compensation Table sets forth compensation information for each of the Company's Chairman and Chief Executive Officer and the other four most highly compensated executive officers of the Company whose salary and bonus exceeded $100,000 for the fiscal year ended June 30, 1997 (the "named executive officers").

                                                                   Long Term Compensation
                             Annual Compensation                           Awards
                          --------------------------               -----------------------
                                                                   Securities
                                                     Other Annual  Underlying  All Other
        Name and          Fiscal  Salary     Bonus   Compensation   Options   Compensation
   Principal Position      Year   ($)(1)   ($)(1)(2)     ($)          (#)        ($)(3)
   ------------------     ------ --------- --------- ------------  ---------- ------------
Jeffrey J. Steiner,        1997  1,800,000 4,705,000       --        30,000      29,168
Chairman, CEO &            1996  1,754,011 3,750,000       --       222,700      23,037
President                  1995  1,550,011   180,000       --        60,000      23,130

Colin M. Cohen             1997    163,568   312,500   199,961(4)    55,000       4,183
Sr. Vice President &       1996        --        --        --           --          --
CFO                        1995        --        --        --           --          --

Donald E. Miller,          1997    221,554   150,000       --        30,000       9,293
Sr. Vice President,        1996    205,210   319,825       --        26,700       8,009
General Counsel & Secre-
 tary                      1995    185,016    46,250       --        20,000       6,195

Jacques S. Moskovic,       1997    337,956   100,000       --        10,000         112
Senior Vice President      1996    334,831   125,000       --        26,700         --
                           1995    174,522   125,000       --        25,000         --

Eric Steiner,              1997    265,403   370,000   155,306(5)   120,000       8,026
Executive Vice             1996    206,170    94,825    39,270(6)    25,000       8,792
President & COO            1995    171,896    43,125       --        15,100       7,436

--------
(1) Salary and bonuses shown for J. Steiner, D. Miller and E. Steiner for fiscal 1996 and fiscal 1997 do not include salary paid to such individuals by Banner Aerospace, a more than 50% subsidiary of the Company as of fiscal 1996. J. Steiner is the Chairman, President and Chief Executive Officer of Banner Aerospace, and is entitled to compensation as determined by the Banner Aerospace Board of Directors. As reported in Banner Aerospace's 1997 proxy statement, Mr. Steiner's compensation in Banner Aerospace's 1997 fiscal year consisted of $300,000 salary, $273,375 bonus, stock options for 80,000 shares of Banner Aerospace common stock, and other compensation (group term life insurance) of $720. As reported in Banner Aerospace's 1996 proxy statement, J. Steiner's compensation in Banner Aerospace's 1996 fiscal year consisted of $262,500 salary, $157,500 bonus, and stock options for 150,000 shares of Banner Aerospace common stock. D. Miller is General Counsel for Banner Aerospace, for which he received compensation from Banner Aerospace in the amount of $9,600 for Banner Aerospace's 1997 fiscal year and $9,600 for Banner Aerospace's 1996 fiscal year. E. Steiner is a director of Banner Aerospace, for which he received compensation from Banner Aerospace as follows: (i) for Banner Aerospace's 1997 fiscal year, directors fees of $16,000 and stock options for 15,000 shares of Banner Aerospace common stock; and (ii) for Banner Aerospace's 1996 fiscal year, directors fees of $16,000.

  Salary shown for J. Moskovic for 1995 and 1996 varies from the amounts reported in last year's proxy statement. Amounts were corrected to include additional compensation paid to J. Moskovic in each of fiscal 1995 and 1996 by Fairchild CDI, S.A. (a Company subsidiary and part of Fairchild

    Technologies), in the amount of 408,000 French Francs for 1996 ($84,043) and 204,000 French Francs for 1995 ($42,022), payment of which was ratified by the Company in fiscal 1997.

(2) The fiscal 1997 bonus for J. Steiner includes $4,130,000 paid in fiscal 1997 based on extraordinary transactions completed during that fiscal year. Payment of such bonus was conditioned on the Company's receipt of payment on a promissory note delivered by the purchaser in connection with the Company's sale of D-M-E Company. Such contingent payment is not considered as part of fiscal 1996 compensation but is, instead, considered part of fiscal 1997 compensation. The total amount of such contingent award was paid to J. Steiner in the first quarter of fiscal 1997.

    The fiscal 1997 bonuses for J. Steiner, D. Miller, J. Moskovic and E. Steiner do not include long term compensation bonus awards, reported below under the caption "Long Term Incentive Compensation Awards."

(3) Includes the following for fiscal 1997:

    a. Company matching contributions under 401(k) savings plan, as follows: J. Steiner, $3,750; C. Cohen, $4,183; D. Miller $3,750; E. Steiner $4,538.

    b. Premiums paid by the Company for split-dollar life insurance coverage, as follows: J. Steiner, $19,292.

    c. Premiums paid by the Company for group term life insurance, as follows:
       J. Steiner, $6,126; D. Miller, $2,918; J. Moskovic, $112; E. Steiner,
       $863.

    d. Imputed interest on loans to officers, as follows: D. Miller, $2,625; E. Steiner, $2,625.

(4) Includes the following: $116,179 reimbursement of relocation costs; and $83,095 tax gross-up of reimbursement of relocation costs.

(5) Includes the following: $82,155 temporary living expenses; and $60,319 tax gross up of temporary living expenses.

(6) Includes the following: $11,545 personal use of company car; and $25,225 tuition reimbursement (including tax gross up) paid for children as part of temporary living expenses.

LONG TERM INCENTIVE COMPENSATION AWARDS

  As described below under caption "Compensation and Stock Option Committee Report on Executive Compensation", the named executive officers received bonuses based on extraordinary transactions completed during the fiscal year. In approving such compensation payable to Messrs. J. Steiner, D. Miller, J. Moskovic and E. Steiner for fiscal 1997 extraordinary transactions, the Board conditioned a portion of such award on the Company's receipt of payment on the sale of air-rights related to the Company's property in Farmingdale, NY. Such contingent payment is not considered as part of fiscal 1997 compensation but is, instead, considered part of fiscal 1998 compensation. The total amount of such contingent award for each named executive officer was as follows: J. Steiner, $450,000; D. Miller, $100,000; J. Moskovic, $100,000; and E. Steiner, $150,000. Such contingent bonus awards were paid to such individuals in the first quarter of fiscal 1998.

OPTIONS GRANTED IN LAST FISCAL YEAR

  The following table sets forth information concerning individual grants of stock options made to each of the named executive officers during the fiscal year ended June 30, 1997.

                                 Individual Grants
                     ------------------------------------------
                                                                       Potential
                                 % of Total                       Realizable Value at
                                  Options                           Assumed Rates of
                     Securities  Granted to                     Stock Price Appreciation
                     Underlying  Employees  Exercise                for Option Term
                      Options    in Fiscal   Price   Expiration --------------------------
   Name               Granted       1997     ($/Sh)     Date     5% ($)(1)     10% ($)(1)
   ----              ----------  ---------- -------- ---------- ------------  ------------
Jeffrey J. Steiner     30,000(2)    7.4%     14.750   09/11/01        122,255       270,151
Colin M. Cohen         50,000(3)   12.4%     16.250   09/30/01        224,479       496,039
Colin M. Cohen          5,000(4)    1.2%     13.625   03/25/02         18,822        41,591
Donald E. Miller       25,000(2)    6.2%     14.750   09/11/01        101,879       225,126
Donald E. Miller        5,000(4)    1.2%     13.625   03/25/02         18,822        41,591
Jacques S. Moskovic    10,000(2)    2.5%     14.750   09/11/01         40,752        90,050
Eric I. Steiner        35,000(2)    8.7%     14.750   09/11/01        142,631       315,176
Eric I. Steiner        10,000(5)    2.5%     16.125   11/20/01         44,550        98,445
Eric I. Steiner        75,000(4)   18.5%     13.625   03/25/02        282,326       623,865

--------
(1) The potential realizable value for each named executive officer reflects the increase in value of the shares granted, based on a beginning price equal to the stock option exercise price and assuming rates of stock value appreciation of 5% and 10%, respectively, over a period of five years. The actual value, if any, an executive may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised.
(2) These options were granted on 9/12/96; 25% became exercisable on 9/12/97; 50% are exercisable on 9/12/98; 75% are exercisable on 9/12/99; and 100% are exercisable on 9/12/00.
(3) These options were granted on 10/1/96; 50% became immediately exercisable; 75% are exercisable on 10/1/97; and 100% are exercisable on 10/1/98.
(4) These options were granted on 3/26/97; 25% became exercisable on 3/26/98; 50% are exercisable on 3/26/99; 75% are exercisable on 3/26/00; and 100% are exercisable on 3/26/01.
(5) These options were granted on 11/21/96; 25% became exercisable on 11/21/97; 50% are exercisable on 11/21/98; 75% are exercisable on 11/21/99; and 100% are exercisable on 11/21/00.

OPTION EXERCISES AND YEAR-END VALUES

  The following table shows exercises and values of options held by the named executive officers as of June 30, 1997.

                                         Number of Securities      Value of Unexercised
                      Shares            Underlying Unexercised     in-the-Money Options
                     Acquired              Options at FY-End             at FY-End
                        on     Value   ------------------------- -------------------------
                     Exercise Realized Exercisable Unexercisable Exercisable Unexercisable
   Name                (#)      ($)        (#)          (#)          ($)          ($)
   ----              -------- -------- ----------- ------------- ----------- -------------
Jeffrey J. Steiner      --       --      85,675       227,025     1,224,078    2,922,234
Colin M. Cohen          --       --      25,000        30,000        43,750       65,625
Donald E. Miller        --       --      46,675        60,025       598,453      532,234
Jacques S. Moskovic     --       --      19,175        42,525       283,453      507,859
Eric I. Steiner         --       --      61,775       141,325       827,140      764,671

EMPLOYMENT AGREEMENTS AND CHANGE IN CONTROL ARRANGEMENTS

  Mr. Jeffrey Steiner has an amended and restated employment agreement with the Company dated September 10, 1992. The term of the current agreement, under which Mr. Steiner is entitled to receive a base salary determined by the Compensation and Stock Option Committee of the Board ($1,400,000 for fiscal 1997, $1,200,000 for fiscal 1998), is for one year, and is extended annually for additional one-year periods unless either party gives notice not to extend the agreement. If Mr. Steiner dies during the term or any extended term of the agreement, his estate will receive an amount equal to one year's base salary, plus bonus, if any, for the fiscal year during which death has occurred, and if the Company terminates the agreement because of Mr. Steiner's disability for more than nine consecutive months, or shorter periods aggregating nine months during any twelve month period, he will receive fifty percent of his base salary for two years, plus bonus, if any, for the fiscal year during which termination of his employment has occurred. In the event of a "change in control" of the Company or a "trigger event" such as a merger in which the Company is not the surviving corporation, or a sale of substantially all of the Company's assets, the term of employment will terminate upon payment to Mr. Steiner of severance compensation in an amount equal to the sum of 2.99 times his base salary and 2.99 times the preceding year's bonus paid to him. Mr. Steiner signed a service agreement on April 6, 1990 with Banner Investments (U.K.) PLC, a subsidiary of the Company ("Banner U.K."), pursuant to which Mr. Steiner is entitled to receive pound sterling 204,000 annually for the term of the agreement. Pursuant to an amendment dated November 18, 1992, Mr. Steiner's annual compensation from Banner U.K. was adjusted, to avoid currency fluctuation, to the greater of $400,000 or pound sterling 204,000.

  Mr. Steiner also has an employment agreement with Banner Aerospace, which establishes Mr. Steiner's compensation by Banner Aerospace at not less than $250,000 per year, and an annual award of 60% of base compensation if certain performance targets established for all senior officers of Banner Aerospace are met. Mr. Steiner's current salary with Banner Aerospace, Inc. is disclosed in footnote (1) to the Executive Compensation table in this Proxy Statement. The employment agreement with Banner Aerospace also has certain change in control provisions. Upon the occurrence of a change in control or trigger event (including (i) the acquisition by any person other than J. Steiner or his affiliates of more than 20% of Banner Aerospace's stock, (ii) the sale of substantially all assets of Banner Aerospace, (iii) the liquidation of Banner Aerospace, (iv) the issuance of Banner Aerospace Stock representing a majority of the voting power of Banner Aerospace, or (v) Banner Aerospace becoming the subsidiary of a company (other than the Company)), Mr. Steiner is entitled to a cash payment from Banner Aerospace equal to 2.99 times the total of his then base salary and bonuses paid by Banner Aerospace in the immediately preceding fiscal year, less the portion of payments under stock options vested solely due to a change in control or trigger event. Banner Aerospace is a 64.02% subsidiary of the Company. Mr. Steiner's compensation by Banner Aerospace is set by the board of directors of Banner Aerospace.

  Colin Cohen has an employment agreement with the Company dated September 9, 1996, which provides for an initial term of employment ending September 30, 1999. After the initial term, the agreement automatically renews on a yearly basis, unless either party terminates by issuing 180 days written notice. During each year of the term, Mr. Cohen's base salary shall be not less than $225,000 per year, plus a bonus arrangement of 50% of base compensation if certain performance targets are met. If at any time during the term of employment, the agreement shall be terminated (or is not renewed) by the Company for any reason other than for cause, Mr. Cohen or his estate will receive a continuation of his base salary, at its then current rate, through a period of twenty-four months from the effective date of termination, plus bonuses and certain other fringe benefits. The employment agreement also provides that in the event of a change of control, Mr. Cohen shall be entitled to receive a sum equal to two times his then current annual base salary, payable one-half on the date of change of control and the balance over a one year period (the same change of control terms as apply to other senior officers of the Company).

  Donald Miller and Eric Steiner each have a letter agreement with the Company dated October 21, 1994, as amended December 21, 1994. Each agreement provides that if the Company terminates their employment for reasons other than for cause prior to October 21, 1997, they each will receive a severance payment equal to one year of their then current base salary and incentive compensation (to the extent it could have been earned) based on their then current bonus target prorated through the date of termination. In addition, in the event of a change of control of the Company occurring prior to October 21, 1997, Messrs. D. Miller and E. Steiner each will receive a sum equal to two times their then current annual base salary, payable one-half on the date of change of control and the balance over a one year period, provided and so long as they remain or endeavor to remain employees of the Company and their employment is not terminated for cause. The Company's Chairman has been authorized to negotiate and execute new change of control agreements with the Company's executive officers.

  Mr. Moskovic has two employment agreements with Company subsidiaries, which provide that he will serve as the Chairman and President of Fairchild Technologies from September 1, 1994, until his employment is terminated. Mr. Moskovic is entitled to receive a base salary of not less than $190,000 per year for the remainder of the term, plus eligibility to earn an annual incentive bonus of 50% of his then current base salary or $80,000 (whichever is greater). If Mr. Moskovic's employment is terminated at any time, for reasons other than cause, he will receive a severance payment equal to the standard package paid by the Company to senior officers employed for a similar time period as Mr. Moskovic. In addition, Mr. Moskovic is entitled to the same change in control provisions as are applicable to other senior officers of the Company. The Company's current severance package for senior officers, and the change in control policy for senior officers is as described in the above paragraph for Donald Miller and Eric Steiner. In addition, pursuant to an Appreciation Rights Agreement, upon a change of control occurring during Mr. Moskovic's term of employment (or after his employment termination, if he is dismissed without cause), Mr. Moskovic is entitled to receive 10% of the appreciation in value of the companies supervised by Fairchild Technologies. The appreciation in value (as further described in the Appreciation Rights Agreement) is a multiple of cash flow for the Fairchild Technologies companies (4 times cash flow) or a multiple of EBIT for the Fairchild Technologies companies (5 times EBIT), whichever is greater, less the Company's investments in Fairchild Technologies. Fairchild Technologies is a business unit of the Company that plans long term strategy and control functions of Fairchild Technologies, GmbH, Fairchild Technologies USA and other Company subsidiaries in the semiconductor, CD and LCD industries. Mr. Moskovic also serves as Technical Manager and Chairman of Fairchild CDI, S.A. (a Company subsidiary and part of Fairchild Technologies), pursuant to an employment agreement under which he was paid 408,000 French Francs (approximately US $79,193) for fiscal 1996 and fiscal 1997; compensation by Fairchild CDI, S.A. after fiscal 1997 is subject to Board approval.

PENSION AND RETIREMENT BENEFITS

  Fairchild Retirement Plan. The Company and its subsidiaries have a number of defined benefit pension plans covering substantially all U.S. employees. Effective January 1, 1991, the Company adopted the Retirement Plan for Employees of Fairchild Industries, Inc. ("Fairchild Retirement Plan"). The following table illustrates the amount of estimated annual fixed retirement benefits payable under the Fairchild Retirement Plan to an employee retiring in 1997, at age 65, at various salary levels (average of highest five consecutive years out of last ten years of service) and years of service. The Fairchild Retirement Plan defines salary as total compensation, subject to the Internal Revenue Service's limit on the amount of compensation that may be used to compute benefits under qualified pension plans. This limit is equal to $150,000 for 1997. The benefit amounts listed in the following table are not subject to any deduction for Social Security benefits or other offset amounts.

    Annual         10 Years             20 Years             30 Years             40 Years
    Salary        of Service           of Service           of Service           of Service
    ------        ----------           ----------           ----------           ----------
   $ 25,000        $ 1,828              $ 3,656              $ 5,484              $ 6,710
     50,000          4,828                9,656               14,484               17,522
    100,000         10,828               21,656               32,484               39,147
    150,000         16,828               33,656               50,484               60,772
    200,000         20,428               40,856               61,282               73,747
    250,000         23,181               46,361               69,542               83,669

  The named executive officers (other than Colin Cohen) participate in the Fairchild Retirement Plan. (Colin Cohen is not eligible to participate in this plan until after one year of service with the Company.) For purposes of determining benefits under the Fairchild Retirement Plan, Mr. Steiner's average salary is $150,000 with six years and six months of credited service. Mr. Miller's average salary is $150,000 with five years and five months of credited service. Mr. Moskovic's average salary is $150,000 with one year and nine months of credited service. Dr. Eric Steiner's average salary is $150,000 with five years and three months of credited service.

  Supplemental Executive Retirement Plan. The Company has a Supplemental Executive Retirement Plan for certain key executives which provides additional retirement benefits based on final average earnings and years of service. Benefits which may be payable under this plan are not included in the Summary Compensation Table. This plan provides a maximum retirement benefit equal to the difference between sixty percent of the participant's average base salary for the last five years of employment and the aggregate of the participant's
(i) other Company defined pension benefits, (ii) profit sharing/ESOP benefits, and (iii) primary Social Security payment. This plan is unfunded (except to the extent of assets in the Rabbi Trust, discussed below), unqualified and not subject to the Employee Retirement Income Security Act of 1974, as amended. The plan was amended in June 1988 to provide for lump sum pre-retirement advances on an actuarially reduced basis, at the election of participants age sixty or over, contingent upon approval of the Compensation and Stock Option Committee. All persons named in the Summary Compensation Table (other than Colin Cohen) are eligible for participation in this plan. (Colin Cohen is not eligible to participate in this plan until after one year of service with the Company.)

  The annual contributions under the Retirement Plan and the Supplemental Executive Retirement Plan attributable to persons named in the Summary Compensation Table are not shown since they cannot be readily determined by the regular actuaries of said plans. Directors who are not employees of the Company or one of its subsidiaries are not eligible to participate in these retirement plans.

  Rabbi Trust. Effective August 31, 1995, the Company established a grantor trust, of which the Company is the grantor. The Company intends to make contributions to such trust to provide a source of funds to assist the Company in meeting its liabilities under the Supplemental Executive Retirement Plan. Assets for such trust are considered general assets of the Company and are subject to claims of the Company's creditors in the event of insolvency.

                    COMPENSATION AND STOCK OPTION COMMITTEE
                       REPORT ON EXECUTIVE COMPENSATION

  The Compensation and Stock Option Committee of the Board of Directors (the "Committee"), which is composed of at least two non-employee Directors, has initial responsibility for all compensation actions affecting the Company's executive officers, including base salaries, bonus awards, stock option awards and the terms and conditions of their employment. The Committee administers the Company's 1986 Non-Qualified and Incentive Stock Option Plan (the "1986 Plan").

COMPENSATION PHILOSOPHY

  The Committee makes appropriate recommendations concerning executive compensation, and reports to the Board. Under the supervision, approval and review of the Committee, the Company's compensation policies and programs are designed to motivate, retain and attract management with incentives linked to financial performance of the Company and the value that is delivered to its stockholders. Specifically, the Company's policies and programs endeavor to:
(i) link executive compensation to sustainable increases in the financial performance of the Company and preservation or realization of stockholder value; (ii) provide rewards contingent upon Company or business unit performance; (iii) differentiate compensation based upon individual contribution; (iv) promote teamwork among executives and other Company employees; and (v) encourage the retention of a sound management team. During each fiscal year, the Committee reviews and recommends to the Board, with any modification it deems appropriate, base salary levels for the Company's executive officers, including the named executive officers and certain other senior managers.

COMPONENTS OF EXECUTIVE OFFICER COMPENSATION

  Cash Compensation (Base Salary, Annual Incentive Bonus and Special Bonuses)--The Company manages the total cash compensation to provide median levels of cash compensation at average levels of corporate, business unit, and individual performance. Cash compensation consists of two components: (i) a base salary that is competitive with that of other companies paying at the median level of the market, and (ii) an annual incentive opportunity that is variable and is reflective of the financial performance of the Company and the individual performance of the executive officer. When high levels of performance are achieved, the level of cash compensation may exceed the median of the market. Conversely, when the Company, business unit, or the individual falls short of the predetermined goals, the level of cash compensation may be substantially below the market median. The objective of this mix is to deliver total annual cash compensation competitive with compensation offered at other companies facing similar challenges for similar positions, while simultaneously linking the payment of the annual cash incentive to the achievement of specific objectives in the Company's annual operating plan as approved by the Board.

  Mix Between Salary and Annual Incentive Pay--The mix between salary and annual incentive pay is related to an executive's job grade. Executives at higher grade levels in the Company have a greater percentage of their total cash compensation contingent on the accomplishment of business objectives, i.e. the higher the executive grade level, the greater the proportion of annual compensation that is "at risk". The yearly performance bonus, when awarded, is generally paid in August with respect to the preceding fiscal year. The award and size of the performance bonus are based upon: (i) the executive officer's performance against goals determined by the Company's Chief Executive Officer; and (ii) the performance of the executive officer's unit within the Company against that unit's goals; or (iii) the performance of the Company against Company goals. Goals vary from year to year and from unit to unit and, with regard to individual goals of executive officers, usually include both quantitative and qualitative factors.

  Bonuses for Extraordinary Transactions--In addition to annual bonuses, the Committee also occasionally awards special bonuses in connection with extraordinary transactions by the Company. The bonuses generally are awarded to individuals who make significant contributions towards the initiation, structuring and consummation of the transactions.

  In fiscal 1997, management continued to effectively implement its long-term strategies, which included the disposition of non-core assets, the refinancing of indebtedness and an increased focus of its efforts on its aerospace parts businesses. The Committee believes that the success of these strategies is evidenced by an increase of $17.4 million in the fiscal 1997 operating profits of Fairchild Fasteners, negotiations leading to the acquisition of Simmonds, S.A. (which is a French aerospace fastener manufacturer) in the fourth quarter of fiscal 1997, and the sale of Fairchild Scandinavian Bellyloading. Based on the foregoing, the Committee approved salary, annual incentive pay and bonuses for extraordinary transactions for the Company's named executives as set forth under the Summary Compensation Table of this Proxy Statement.

  Stock Option Grants--The Committee believes that stock option grants serve as a desirable long-term method of compensation because they closely ally the interests of management with the preservation and enhancement and realization of stockholder value and serve as an additional incentive to promote the success of the Company. In fiscal 1997, the Committee approved the grant of 302,000 stock options to the Company's senior management and 102,350 stock options to other employees. Included in these grants were 215,000 options granted to the named executive officers (other than the CEO), and 30,000 options granted to the CEO.

  Total Compensation Program--The Committee believes that the total compensation program for executives of the Company (cash compensation, bonuses and stock option grants) is on a level with the compensation programs provided by other companies facing similar challenges. The Committee believes that any amounts paid under the annual incentive plan will be appropriately related to corporate and individual performance, yielding awards that are directly linked to the annual financial and operational results of the Company within the framework of the challenges faced. The Committee also believes that the 1986 Plan provides opportunities to participants that are consistent with the returns that are generated on behalf of the Company's stockholders.

COMPENSATION OF CEO

  Jeffrey J. Steiner, has served as Chairman of the Board and Chief Executive Officer of the Company since 1985, and as President since July 1991. In fixing Mr. Steiner's salary and target bonus levels, as well as determining the size of stock options, if any, the Committee and the Board typically review the strategic direction and financial performance of the Company, including revenue and profit levels. In addition, the Committee reviews Mr. Steiner's performance as Chairman of the Board, Chief Executive Officer and President, his importance to the Company and his success in implementing its strategic goals both through his entrepreneurial actions and investment banking acumen.

  Mr. Steiner has developed and established initiatives aimed at improving the operating efficiency and financial performance of the Company. Following several years of record earnings, the Company's earnings from operations declined sharply in fiscal 1991, as a result of the global industrial recession and an unusual combination of circumstances affecting those businesses of the Company that serve the aerospace and aviation industry, including, but not limited to, reductions in commercial air travel and defense spending, as well as the deregulation of the airline industry. These events required major changes in the way the Company conducts its business, as well as new and innovative business strategies. During fiscal 1997, under the direction of Mr. Steiner, the Company (i) increased operating profits of Fairchild Fasteners by $17.4 million; (ii) sold Fairchild Scandinavian Bellyloading; and (iii) implemented further aggressive cost reduction and cost control programs at all organizational and divisional levels.

  Base Compensation--Mr. Steiner's base compensation for fiscal 1997 was $1,400,000 pursuant to his employment agreement, plus $400,000 for services in the United Kingdom.

  Incentive Compensation Performance Goals--The performance goals for and maximum amount of Mr. Steiner's incentive compensation (i.e., compensation beyond base salary) were approved by the stockholders at the 1996 Annual Meeting, as follows:

  1. If the Company (including its consolidated subsidiaries) achieves pre-tax profits for fiscal 1997, the Chief Executive Officer may receive up to three percent (3%) of such pre-tax profits.

  2. If the Company engages in any extraordinary transactions (e.g., purchase or sale of assets not in the ordinary course, including, without limitation, through a public offering or private placement of securities) during fiscal 1997, the Chief Executive Officer may receive up to one and one-half percent (1 1/2%) of the total value of the transaction.

  Incentive Compensation for 1997 Transactions--Based on such performance goals being achieved, the Committee determined that Mr. Steiner should receive $575,000 in incentive compensation for fiscal 1997. The total incentive compensation paid to Mr. Steiner for fiscal 1997 is within the performance goals approved last year by the stockholders.

  Contingent Incentive Compensation Paid in Fiscal 1997 for Fiscal 1996 Transactions--A contingent compensation bonus of $4,130,000 was awarded to Mr. Steiner in fiscal 1996 as incentive compensation for extraordinary transactions completed in fiscal 1996 (the merger of Fairchild Communications Services Company into Shared Technologies, Inc.). Such payment was conditioned however on the Company's receipt of payment on a promissory note delivered by the purchaser in connection with the Company's sale of D-M-E Company. Such payment by the purchaser of D-M-E Company was received by the Company in the first quarter of fiscal 1997, at which time the bonus amount was paid to Mr. Steiner. Such contingent compensation bonus was not considered as part of fiscal 1996 compensation but is, instead, considered part of fiscal 1997 compensation.

  Contingent Incentive Compensation Paid in Fiscal 1998 for Fiscal 1997 Transactions--An additional bonus in the amount of $450,000 was awarded to Mr. Steiner as incentive compensation for extraordinary transactions completed in Fiscal 1997, conditioned however on the Company's receipt of payment for the sale of air-rights related to the Company's property in Farmingdale, NY. Such contingent payment is not considered as part of fiscal 1997 compensation but is, instead, considered part of fiscal 1998 compensation.

  Stock Option Compensation--In addition, in fiscal 1997, the Committee approved the grant of 30,000 stock options to Mr. Steiner under the 1986 Plan.

  Compensation by Banner Aerospace--Mr. Steiner is the Chairman, President and Chief Executive Officer of Banner Aerospace, a New York Stock Exchange listed company of which the Company owns approximately 64.02% (ownership percentage determined as of June 30, 1997). Mr. Steiner's compensation for his services to Banner Aerospace is determined by the Banner Aerospace compensation committee and the Banner Aerospace board of directors. Such compensation is not reviewed by the Committee or the Company's Board.

INTERNAL REVENUE CODE SECTION 162(M)

  The Committee has considered the impact of Section 162(m) Internal Revenue Code of 1986, as amended (the "Code"), which in certain circumstances disallows income tax deductions for compensation in excess of $1,000,000. This disallowance provision does not apply to performance-based compensation and certain other forms of compensation. The Committee currently intends to structure the Company's incentive compensation awards to the Company's Chief Executive Officer and other executive officers in a manner that complies with the Code's requirements for performance-based compensation to ensure that the Company is entitled to full deductibility of such compensation. One of these requirements is that the stockholders approve the material terms of performance goals for such awards. To satisfy this requirement, the stockholders are being asked elsewhere in this Proxy Statement to approve the grant of options to certain executive officers (Item 3) and to approve the material terms of the performance goals for the fiscal 1998 incentive compensation award for the Company's Chief Executive Officer (Item 4).

                                            Compensation and Stock Option
                                             Committee of the Board of
                                             Directors
                                            Philip David, Chairman
                                            Herbert Richey
                                            Melville R. Barlow
                                            Daniel Lebard

                            STOCK PERFORMANCE GRAPH

  The following graph compares the performance of the Company's Class A Stock with that of the S&P 500 Stock Index and the S&P Manufacturing (Diversified Industrials) Index (consisting of 12 industrial manufacturers). The graph plots the growth in value of an initial $100 investment over the indicated five year period with all dividends reinvested.



                                TOTAL SHAREHOLDER RETURNS
                        -------------------------------------------
                        The Fairchild                   S&P Manuf.-
                        Corporation -                   Diversified
                           Class A      S&P 500 Index      Index
                        -------------   -------------   -----------
FYE JUNE 30, 1992         $ 100.00        $ 100.00        $ 100.00
FYE JUNE 30, 1993         $  76.32        $ 110.39        $ 116.21
FYE JUNE 30, 1994         $  81.58        $ 108.85        $ 127.45
FYE JUNE 30, 1995         $  71.05        $ 133.47        $ 165.61
FYE JUNE 30, 1996         $ 307.89        $ 164.31        $ 208.25
FYE JUNE 30, 1997         $ 378.95        $ 216.87        $ 296.46

          SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

THE FAIRCHILD CORPORATION

  The table below sets forth as of August 31, 1997 the number of shares and percent of Class A Stock and Class B Stock beneficially owned by (i) each person known by the Company to own beneficially more than five percent of any class of Stock, (ii) each director and nominee for director, (iii) each named executive officer, and (iv) the directors, nominees and executive officers of the Company as a group. Except as otherwise indicated in the footnotes to the table, the persons named possess sole voting power and investment power with respect to all shares shown as beneficially owed by them. As of August 31, 1997, there were 14,005,305 shares of Class A Stock and 2,625,616 shares of Class B Stock issued and outstanding.

                             Number of                     Number of
                             Shares of         Percent     Shares of      Percent
Name                      Class A Stock(1)     of Class Class B Stock(1)  of Class
----                      ----------------     -------- ----------------  --------
Michael T. Alcox                29,175(2)         *              600         *

Melville R. Barlow                 --             --             --          --

Mortimer M. Caplin              89,500(2)         *              --          --

Colin M. Cohen                  38,042(2)         *              --          --
J.J. Cramer & Co.            1,461,300(3)       10.43%           --          --
 100 Wall Street
 New York, NY 10005

Philip David                    54,500(2)         *              --          --

Fairchild Master             1,319,875(4)        9.42%           --          --
 Retirement Trust
 300 West Service Road,
 P.O. Box 10803
 Chantilly, VA 20153

FMR Corp.                      790,000(5)        5.64%           --          --
 Fidelity Management &
 Research Co.
 82 Devonshire St.,
 Boston, MA 02109

Harold J. Harris               126,950(6)(2)      *              --          --

Samuel J. Krasney              700,000           5.00%           --          --
 25700 Science Park
 Drive
 Cleveland, OH 44122

Daniel Lebard                      --             --             --          --

Donald E. Miller                80,400(2)(7)      *              --          --

Jacques S. Moskovic             28,350(2)         *              --          --

Paske Investments, Ltd.      6,402,684(4)(8)    37.85%     2,908,996(11)   96.95%
 The Friday Trust
 Stinbes Limited
 Bestin Ltd.
 c/o Lloyds Bank
 International
 (Jersey) Ltd.
 P.O. Box 482,
 Commercial House
 Commercial Street
 St. Helier, Jersey JE4
 8W2
 Channel Islands,
 British Isles

Herbert S. Richey               43,000(2)         *              --          --

Moshe Sanbar                       --             --             --          --

Robert A. Sharpe II             18,200(2)(14)     *              --          --

Eric I. Steiner                146,686(2)(9)     1.04%        15,000         *

Jeffrey J. Steiner           6,751,834(10)      39.47%     2,938,996(12)   97.95%
 110 East 59th Street
 New York, NY 10022

All directors and            8,192,892(2)(13)   46.73%     2,954,596(13)   98.47%
 executive officers as a
 group (23 persons)

-------
*    Represents less than one percent.

(1) The Class A Stock Column includes shares of Class B Stock, which are immediately convertible into Class A Stock on a share-for-share basis. Options that are exercisable immediately or within sixty days after August 31, 1997 appear in the Class A Stock column. Outstanding warrants are exercisable into shares of either Class A Stock or Class B Stock and appear in both the Class A Stock and Class B Stock columns.

(2)  Includes exercisable stock options to purchase Class A Stock, as follows:
     M. Alcox, 19,175 shares; M. Caplin, 10,750 shares; C. Cohen, 37,500 shares; P. David, 32,000; H. Harris, 35,750 shares; D. Miller, 64,600 shares; J. Moskovic, 28,350 shares; H. Richey, 37,000 shares; R. Sharpe, 18,000 shares; E. Steiner, 81,800 shares; J. Steiner, 163,850 shares; Directors and Executive Officers as a group, 573,275 shares.

(3) Based on information as of August 15, 1997, contained in a Schedule 13D dated August 25, 1997, filed with the SEC by J.J. Cramer & Co., Cramer Capital Corporation, Cramer Partners, L.P., James J. Cramer and Karen L. Cramer.

(4)  Based on information provided by the stockholder.

(5) Based on information as of August 31, 1997, contained in a Schedule 13G dated September 10, 1997, filed with the SEC by Fidelity Management & Research Company, a wholly owned subsidiary of FMR Corp., and a registered investment adviser ("FMR"). According to the Schedule 13G: (i) FMR has sole dispositive power with respect to all 790,000 shares of such Class A Stock, and sole voting power with respect to 383,000 shares of such Class A Stock; and (ii) various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the Class A Stock. The Schedule 13G indicates that the interest of one person, Fidelity Management Trust Company, in such Class A Stock amounted to 423,000 shares or 3.02% of the total outstanding Class A Stock.

(6) Includes 27,000 shares of Class A Stock owned by the Wm. H. Harris, Inc. Profit-Sharing Plan.

(7) Includes 300 shares of Class A Stock owned by Mr. Donald Miller as custodian for his children; Mr. Miller disclaims any beneficial interest therein.

(8) Paske Investments, Ltd. owns no shares of record. It is the beneficial owner of shares of Class A Stock owned of record or beneficially by its indirect wholly owned subsidiaries, as follows: (A) Stinbes Limited (Address: c/o ATC Trustees (Cayman) Ltd., P.O. Box 30592 SMB, Piccadilly Centre, 2nd Floor, Grand Cayman, Cayman Islands, B.W.I.) 3,256,296 shares (including (i) 347,300 shares of Class A Stock, (ii) 2,533,996 shares of Class B Stock convertible on a one-to-one basis to Class A Stock, and
     (iii) warrants to purchase 375,000 shares of Class A Stock or Class B Stock); and (B) Bestin Ltd. (Address: c/o ATC Trustees (BVI) Ltd., Abbot Building, 2nd Floor, P.O. Box 933, Road Town, Tortola, B.V.I.) 3,146,388 shares. Of the foregoing shares, 1,000,000 shares of Class B Stock and 3,146,388 of Class A Stock have been pledged to NationsBank N.A., to secure guarantees of loans to Mr. Jeffrey Steiner; and 100,000 shares of Class B Stock have been pledged to Banque de Camondo (Suisse) S.A., to secure a line of credit to Bestin Worldwide Limited. The warrants to purchase 375,000 shares of Class A Stock or Class B Stock may be exercised only within specified periods after the occurrence of certain events, as provided in the warrant certificates.

     Paske Investments, Ltd. is a wholly-owned subsidiary of The Friday Trust, a trust organized under the laws of Jersey, Channel Islands, of which the sole trustee is Lloyds Bank Trust Company (Channel Islands) Limited. The Friday Trust is deemed the beneficial owner of the same shares of Class A Stock deemed beneficially owned by Paske Investments, Ltd.

(9) Includes 5,000 shares of Class A Stock owned by Dr. Eric Steiner as custodian for his children; Dr. Steiner disclaims any beneficial interest therein.

(10) Mr. Jeffrey Steiner is the settlor and a beneficiary of The Friday Trust (the sole stockholder of Paske Investments, Ltd.), and as such may be deemed to beneficially own the same shares of Class A Stock deemed beneficially owned by Paske Investments, Ltd., as discussed in footnote

     (8) to this table. Class A Shares shown in the table as owned by Mr. Jeffrey Steiner include: (i) 6,402,684 shares owned directly or beneficially by Paske Investments and subsidiaries (see footnote (8));
     (ii) 105,400 shares owned of record by Mr. Steiner; (iii) exercisable stock options to purchase 163,850 shares of Class A Stock (see footnote
     (2)); (iv) 37,500 shares of Class A Stock owned by Mr. Steiner as custodian for his children; (v) 30,000 shares of Class B Stock (convertible on a one-to-one basis to Class A Stock) owned by Mr. Steiner as custodian for his children; and (vi) 12,400 shares of Class A Stock owned by the Jeffrey Steiner Family Foundation. Mr. Steiner disclaims beneficial ownership of shares owned by the Jeffrey Steiner Family Foundation and shares owned by him as custodian for his children.

(11) Paske Investments, Ltd. owns no shares of record. It is the beneficial owner of shares of Class B Stock owned of record or beneficially by its indirect wholly owned subsidiaries, as follows: (A) Stinbes Limited (Address: c/o ATC Trustees (Cayman) Ltd., P.O. Box 30592 SMB, Piccadilly Centre, 2nd Floor, Grand Cayman, Cayman Islands, B.W.I.) 2,908,996 shares (including (i) 2,533,996 shares of Class B Stock, and (ii) warrants to purchase 375,000 shares of Class A Stock or Class B Stock).

     Paske Investments, Ltd. is a wholly-owned subsidiary of The Friday Trust, a trust organized under the laws of Jersey, Channel Islands, of which the sole trustee is Lloyds Bank Trust Company (Channel Islands) Limited. The Friday Trust is deemed the beneficial owner of the same shares of Class B Stock deemed beneficially owned by Paske Investments, Ltd.

(12) Mr. Jeffrey Steiner is the settlor and a beneficiary of The Friday Trust (the sole stockholder of Paske Investments, Ltd.), and as such may be deemed to beneficially own the same shares of Class B Stock deemed beneficially owned by Paske Investments, Ltd., as discussed in footnote
     (11) to this table. Class B Shares shown in the table as owned by Mr. Jeffrey Steiner include: (i) 2,908,996 shares owned directly or beneficially by Paske Investments and subsidiaries (see footnote (11)); and (ii) 30,000 shares of Class B Stock owned by Mr. Steiner as custodian for his children. Mr. Steiner disclaims beneficial ownership of shares owned by him as custodian for his children.

(13) Includes warrants as described in footnotes above.

(14) Includes 200 shares of Class A Stock owned by Mr. Sharpe as custodian for his children; Mr. Sharpe disclaims any beneficial interest therin.

  Late Filings: Mr. Colin Cohen became a director of the Company on September 12, 1996, and filed an initial Form 3 with the SEC on September 20, 1996. Such form did not disclose his pre-employment beneficial ownership of 100 shares held in trust for his daughter. This was subsequently reported on Form 5 filed with the SEC on August 14, 1997. Mr. Samuel Krasney, a director of the Company, filed a Form 4 with the SEC on November 8, 1996, reporting the sale of 21,400 shares that was due to be filed on August 10, 1996, and the sale of 2,700 shares that was due to be filed on October 10, 1996. Mr. Jeffrey Steiner filed a Form 4 with the SEC on December 2, 1996, reporting two transactions for the divestiture of 17,100 shares in the aggregate by the Jeffrey Steiner Family Foundation between June 4, 1996 and June 12, 1996, due to have been reported July 10, 1996. (This sale of 17,100 shares was made by the Jeffrey Steiner Family Foundation, a charitable foundation, for the sole purpose of funding a $100,000 grant to the American Friends of Mane, a French-Jewish-charitable organization with a strong interest in education in France.) Mr. Jeffrey Steiner also filed a Form 4 with the SEC on January 3, 1997, reporting open market purchases of 6,700 shares due to have been reported July 10, 1995.

BANNER AEROSPACE

  Effective as of February 25, 1996, Banner Aerospace became a consolidated subsidiary of the Company. The common stock of Banner Aerospace is publicly traded on the New York Stock Exchange, under the symbol BAR. As of June 30, 1997, the Company beneficially owned approximately 64.02% of the issued and outstanding shares of common stock of Banner Aerospace. The following table sets forth as of June 30, 1997, the number of shares and percent of each class of equity securities of Banner Aerospace beneficially owned by (i) the Company,
(ii) each director and nominee for director, (ii) each named executive officer, and (iv) the directors, nominees and executive officers of the Company as a group. Except as otherwise indicated in the footnotes to the table, the persons named possess sole voting power and investment power with respect to all shares shown as beneficially owed by them.

                             Number of Shares
                             of Common Stock     Percent of Number of Shares of Percent of
                                Of Banner          Class    Preferred Stock of    Class
   Name                       Aerospace (1)         (2)      Banner Aerospace      (3)
   ----                      ----------------    ---------- ------------------- ----------
   Michael T. Alcox                 45,000           *                 --           --
   The Fairchild Corpora-
    tion                        16,972,362         64.02%        3,085,885         83.2%
   Melville R. Barlow                  --            --                --           --
   Mortimer M. Caplin               50,000(6)        *                 --           --
   Colin M. Cohen                      --            --                --           --
   Philip David                        --            --                --           --
   Harold J. Harris                  1,500           *                 --           --
   Samuel J. Krasney                96,000           *                 --           --
   Daniel Lebard                       --            --                --           --
   Donald E. Miller                  2,500           *                 --           --
   Jacques S. Moskovic                 --            --                --           --
   Moshe Sanbar                        --            --                --           --
   Robert A. Sharpe II                 --            --                --           --
   Eric I. Steiner                  17,500           *                 --           --
   Jeffrey J. Steiner           17,250,464(4)(5)   64.66%        3,103,708(7)      84.0%
   All directors and execu-
    tive officers as a
    group (22 persons)          17,462,964         66.00%        3,103,708         84.0%

--------
  * Represents less than one percent.

(1) Includes shares of Banner Aerospace Preferred Stock, that are convertible into shares of Banner Aerospace Common Stock (on a 1 to 1 basis), as follows: The Fairchild Corporation, 3,085,885 shares; J. Steiner, 17,823 shares.

    Also includes vested stock options for Banner Aerospace Common Stock, as follows: M. Alcox, 12,000 shares; S. Krasney, 5,000 shares; E. Steiner, 15,000 shares; J. Steiner, 151,667 shares.

    Also includes shares of Banner Aerospace Common Stock owned of record by each stockholder as custodian for his children, as follows: E. Steiner, 2,500 shares. Dr. E. Steiner disclaims beneficial ownership of such shares.

(2) Assumes 23,423,610 shares of Banner Aerospace Common Stock issued and outstanding as of June 30, 1997.

(3) Assumes 3,710,955 shares of Banner Aerospace Preferred Stock issued and outstanding as of June 30, 1997.

(4) Includes 16,972,362 shares of Banner Aerospace Common Stock beneficially owned by The Fairchild Corporation; Mr. Steiner disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

(5) Includes stock options (as stated in footnote 2), plus 105,000 shares of Banner Aerospace Common Stock owned of record by Jeffrey Steiner and 3,612 shares owned by Jeffrey Steiner through the Banner Aerospace Profit Sharing 401(k) Plan.

(6) Includes 40,000 shares owned by Mr. Caplin's wife. Mr. Caplin disclaims beneficial ownership of such shares.

(7) Includes 3,085,885 shares of Banner Aerospace Preferred Stock beneficially owned by The Fairchild Corporation; Mr. Steiner disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

                             CERTAIN TRANSACTIONS

  In December 1996, the Company invested $500,000 (in the form of common stock) and $200,000 (in the form of convertible debentures) in Celtronix Ltd. Jeffrey Steiner and Jacques Moskovic simultaneously invested $200,000 and $50,000 (respectively) in Celtronix Ltd. in the form of convertible debentures on substantially the same terms as the convertible debentures purchased by the Company.

  Stinbes Limited, an affiliate of Jeffrey Steiner, holds a warrant (originally issued on January 4, 1989) to purchase 375,000 shares of Class A or Class B Stock, at $7.67 per share. The exercise period was due to expire on March 13, 1997. Effective as of February 21, 1997, the Company approved a continuation of the warrant, with the following modifications: (i) the exercise period was extended to March 13, 2002, (ii) the exercise price was increased by two tenths of one cent ($.002) for each day subsequent to March 13, 1997, but fixed at $7.80 per share after June 30, 1997, and (iii) the exercise period was modified to provide that the warrant may not be exercised except within the following window periods: (a) within 365 days after the merger of Shared Technologies Fairchild Inc. with AT&T Corporation, MCI Communications, Worldcom Inc., Tel-Save Holdings, Inc., or Teleport Communications Group, Inc., (b) within 365 days after a change of control of the Company, as defined in the Fairchild Holding Corp. Credit Agreement, or
(c) within 365 days after a change of control of Banner Aerospace, as defined in the Banner Aerospace Credit Agreement. In no event may the warrant be exercised after March 13, 2002.

  The Company and Banner Aerospace pay for a chartered aircraft used from time to time for business related travel. The owner of the chartered aircraft is a company which, during fiscal 1997, was 51% owned by an immediate family member of Mr. Jeffrey Steiner. Costs for such flights charged to the Company and Banner Aerospace are comparable to those charged in arm's length transactions between unaffiliated third parties. Payments by the Company in fiscal 1997 were approximately $379,633; and payments by Banner Aerospace in its 1997 fiscal year were approximately $137,000.

  Fairchild CDI, S.A. (a Company subsidiary and part of Fairchild
Technologies) leases office space in Nanterre, France from a company controlled by Jacques S. Moskovic. Current rent under the lease is $9,807 per month. The lease expires on June 30, 2000.

  In March 1994, Mr. Steiner had suggested to the management of Banner Aerospace that it purchase a certificate of deposit from a Turkish bank because he believed that by establishing a relationship with one of the Turkish banks, Banner Aerospace might be provided additional opportunities to expand its business in Turkey. Following Mr. Steiner's suggestion, Banner Aerospace purchased a $750,000 certificate of deposit (the "Certificate") from Marmara Bankasi A.S., which was subsequently forced by governmental action to cease business. Because he had suggested this investment, Mr. Steiner agreed that he would attempt to effect collection of the Certificate and would have one of his affiliates purchase the Certificate from Banner Aerospace for $750,000, payable over two years. Mr. Steiner's affiliate has paid Banner Aerospace $500,000, but has received no payments from the issuer of the Certificate. In May 1996, the Board of Directors of Banner Aerospace agreed to make the last $250,000 payment conditional upon the collection of any proceeds received by the affiliate from the Certificate. The Turkish bank subsequently filed for Bankruptcy; accordingly, Banner Aerospace has determined that the balance of the indebtedness relating to the Certificate ($250,000) is uncollectible, and has fully reserved for the debt.

  Mortimer M. Caplin, a director of the Company, is a senior member of the law firm of Caplin & Drysdale, which rendered legal services to the Company during fiscal 1996. The Company intends to use the services of this firm during fiscal 1997.

  Prior to becoming a director and Chief Financial Officer of the Company in 1996, Colin Cohen was an employee (managing director) of Citicorp Securities, Inc., which rendered investment banking services to the Company during fiscal 1997. The Company intends to use the services of this firm during fiscal 1998.
                                     * * *

                     ITEM 2--APPROVAL OF AMENDMENTS TO THE
              1986 NON-QUALIFIED AND INCENTIVE STOCK OPTION PLAN

INTRODUCTION

  At the Annual Meeting, the Company's stockholders will be asked to approve certain amendments to the Company's 1986 Non-Qualified and Incentive Stock Option Plan, previously amended and restated as of May 23, 1996 (the "1986 Plan").

  On September 11, 1997, the Board adopted amendments to the 1986 Plan (the "1997 Plan Amendments"), to be effective as of September 11, 1997, subject to approval by the Company's stockholders. The purposes of the 1997 Plan Amendments, as more fully set forth below, are: (i) to increase (by 221,000 shares) the number of shares of Class A Stock authorized to be issued under the 1986 Plan; and (ii) to permit stock options issued under the 1986 Plan to Executive Officers (as defined below) to qualify as performance based compensation that is fully deductible for tax purposes.

DESCRIPTION OF THE PLAN AND THE 1997 PLAN AMENDMENTS

  Set forth below is a summary of certain important features of the 1986 Plan and the 1997 Plan Amendments. This description is qualified in its entirety by reference to the complete text of the 1986 Plan, which has been filed as an Exhibit to the Company's Form 10-K, and the complete text of the 1997 Plan Amendments, which appears as Exhibit A to this Proxy Statement.

  Shares Issuable Under the Plan. Prior to the 1997 Plan Amendments, 4,320,000 shares of Class A Stock were authorized for issuance upon exercise of stock options under the 1986 Plan. Pursuant to the 1997 Plan Amendments, the number of shares available for issuance upon exercise of stock options under the 1986 Plan shall be increased to 4,541,000 shares of Class A Stock.

  Adjustments are to be made in the number and kind of shares subject to the 1986 Plan, and in the exercise price of stock options under the 1986 Plan, to reflect changes in the Company's Class A Stock as a result of corporate restructure, reclassification, merger, stock split or similar events.

  As of August 31, 1997: (i) an aggregate of 2,878,263 shares of Class A Stock were issued pursuant to stock options awarded and exercised under the 1986 Plan; (ii) there remained 1,306,190 shares of Class A Stock for issuance pursuant to stock options awarded but not yet exercised under the 1986 Plan; and (iii) there remained 135,547 shares of Class A Stock for future stock option awards under the 1986 Plan. The 1997 Amendment increases the number of shares available for future stock option awards by 221,000 shares.

  Stock Options. The 1986 Plan provides for the granting of options intended to meet the requirements of Section 422 of the Internal Revenue Code of 1986, as amended ("Incentive Stock Options"), as well as the granting of options that do not meet those requirements ("Non-Qualified Stock Options"), or a combination of the foregoing. Under the 1986 Plan, options must be granted at not less than fair market value; however, Incentive Stock Options granted to participants owning more than 10% of the total combined voting power of all classes of stock of the Company or, if applicable, a subsidiary or parent of the Company, must be granted at not less than 110% of the fair market value. The exercise price is payable in cash or, with the approval of the Compensation and Stock Option Committee, in shares of Class A Stock (valued at their fair market value at the date of exercise) or a combination of such Class A Stock and cash.

  Eligibility. Officers (including officers who are members of the Board) and key employees of the Company or its subsidiaries are eligible to receive Incentive Stock Options and/or Non-Qualified Stock Options under the 1986 Plan. Non-employee consultants of the Company or its subsidiaries are eligible to receive Non-Qualified Stock Options under the 1986 Plan. As of August 31, 1997, 22 executive officers (including directors who are officers) and approximately 2,900 employees were eligible to participate in the 1986 Plan, including officers and employees of Company subsidiaries (excluding Banner Aerospace, Inc.). Per the terms of the Company's 1986 Plan, Banner's officers and employees are eligible to participate in the 1986 Plan since Banner is more than a 50% subsidiary of the Company. However, in the past, the Company has not issued stock options to Banner officers and employees since Banner has it's own stock option plan. The Company reserves the right to issue stock options to Banner officers and employees from time to time, as may be determined by the Compensation and Stock Option Committee.

  Administration. The 1986 Plan is administered by a committee (the "Compensation and Stock Option Committee") of members of the Board of Directors who are "Non-Employee Directors" within the meaning of Rule 16b-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The 1986 Plan provides that the Compensation and Stock Option Committee will select those employees to whom options under the 1986 Plan will be granted and will otherwise administer the 1986 Plan, taking into account the duties of the employees, their present and potential contributions to the success of the Company and such other factors as the Compensation and Stock Option Committee deems relevant in connection with accomplishing the purposes of the 1986 Plan. No stock options may be granted under the 1986 Plan after April 9, 2006. All stock options outstanding as of April 9, 2006 shall continue to be exercisable pursuant to their terms. The Board may from time to time amend the 1986 Plan, provided, however, that no amendments shall be made without stockholder approval if stockholder approval is required under Section 422 of the Internal Revenue Code or Rule 16b-3 under the Exchange Act.

  Exercise. Stock options under the 1986 Plan may be exercisable for a term of not more than ten years from the date of grant. Each stock option award granted after November 21, 1996, must contain a vesting schedule pursuant to which stock options covered by each award are exercisable within the following time periods: (i) after one year from the date of grant, the grantee may exercise up to 25% of the stock options covered by such award; (ii) after two years from the date of grant, the grantee may exercise up to 50% of the stock options covered by such award; (iii) after three years from the date of grant, the grantee may exercise up to 75% of the stock options covered by such award; and (iv) after four years from the date of grant, the grantee may exercise up to 100% of the stock options covered by such award.

  Typically, a stock option granted under the 1986 Plan is exercisable only during the term of its holder's employment with the Company and for a prescribed period thereafter. In the event of an unusual corporate event such as liquidation, merger, other business combination, or acquisition or change in control of the Company, (a) the Board (in its sole discretion, and on a case-by-case basis), may accelerate the termination date of some or all options effective 90 days after the occurrence of such unusual corporate event, and (b) the holders of such options may exercise the option in full (prior to the accelerated termination date), without regard to any vesting limitations.

  Limit on Shares Issuable to Executive Officers. The 1986 Plan presently provides that from and after May 23, 1996, the number of shares of Class A Stock subject to awards granted under the 1986 Plan to Jeffery Steiner (Chairman and Chief Executive Officer) for the period of May 23, 1996, through April 9, 2006, shall not exceed a total of 1,200,000 shares. The 1997 Plan Amendments place the same limit on the number of shares that may be issued to Executive Officers for the period of September 11, 1997, through April 9, 2006. For purposes of the 1997 Plan Amendments, an "Executive Officer" is defined as the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the Chief Operating Officer, any Executive Vice President, the President, any Senior Vice President, any Vice President, and any executive officer as defined in Rule 3b-7 promulgated under the Exchange Act.

  This amendment is being proposed in response to Internal Revenue Code
Section 162(m) which generally denies a corporate tax deduction for annual compensation exceeding $1 million paid to the chief executive or any of the four other most highly compensated officers of a public corporation. Certain types of compensation that qualify as "performance-based" within the meaning of Internal Revenue Code Section 162(m) are generally excluded from this deduction limit. Such compensation includes options granted with an exercise price not less than the fair market value on the date of grant of the underlying stock, if the plan under which they were granted states a maximum number of shares that may be granted to any individual in a specified period. The 1997 Plan Amendments provide that the maximum number of shares that may be issued under the 1986 Plan to Executive Officers for the period of September 11, 1997, through April 9, 2006, is 1,200,000 per person, in all events subject to the overall limitation on the number of shares available for issuance under the Plan. The Company has not historically granted stock options in numbers that approach the above-stated limits and, in any event, could not issue shares as a result of options to any one or more such officers which in the aggregate exceed the maximum number of shares permitted to be issued under the 1986 Plan. However, the Board did not want to unduly limit the flexibility of the Compensation and Stock Option Committee to grant options in accordance with its judgment under the circumstances existing at any particular time and, accordingly, the Board set the limit at a high level.

TAX CONSEQUENCES

  The following discussion addresses certain federal income tax consequences in connection with the 1986 Plan. State tax treatment is subject to individual state laws and is not reviewed in this discussion.

  Incentive Stock Options. An Incentive Stock Option results in no taxable income to the optionee or a deduction to the Company at the time it is granted or exercised. If the optionee retains the shares of stock received as a result of exercise of an Incentive Stock Option for the applicable holding period (as defined below), then the gain is treated as long-term capital gain. If the shares are disposed of during the applicable holding period, the optionee will have taxable income as in the case of a Non-Qualified Stock Option (as discussed below), and the Company will be entitled to a tax deduction equal to the amount of taxable income to the optionee. The "applicable holding period" for Incentive Stock Options is defined as a period of at least two years from the date of grant of the Incentive Stock Option, or one year from the date of exercise of the Incentive Stock Option (if exercised on or prior to July 28, 1997), or eighteen months from the date of exercise of the Incentive Stock Option (if exercised after July 28, 1997).

  Non-Qualified Stock Options. A Non-Qualified Stock Option results in no taxable income to the optionee or deduction to the Company at the time it is granted. An optionee exercising such an option will, at that time, realize taxable compensation in the amount of the difference between the option price and the then market value of the shares. Subject to the applicable provisions of the Internal Revenue Code, a deduction for federal income tax purposes will be allowable to the Company in the year of exercise in an amount equal to the taxable compensation realized by the optionee.

BENEFICIARIES OF PLAN

  The table in this Proxy Statement under "Executive Compensation--Option Year End Values" summarizes the outstanding options held by the named executive officers under the 1986 Plan. Since future awards under the 1986 Plan (as amended) are subject to approval by the Compensation and Stock Option Committee, it is not possible to determine how many stock options will be awarded in the future to the named executive officers, to executive officers as a group, or to other employees as a group, nor the dollar value of such future stock options. Assuming that the additional shares of stock authorized by the 1997 Plan Amendments, and all remaining stock options presently available for award under the 1986 Plan were granted to executive officers only, such group would receive additional options for 356,547 shares of Class A Stock in the aggregate. On September 24, 1997, the closing price on the New York Stock Exchange for the Company's Class A Stock was $27.8125 per share, as reported in the Wall Street Journal.

  THE BOARD RECOMMENDS A VOTE "FOR" THE PROPOSED AMENDMENTS TO THE 1986 NON-
                   QUALIFIED AND INCENTIVE STOCK OPTION PLAN

                                     * * *

                  ITEM 3--APPROVAL OF GRANTS OF STOCK OPTIONS
             TO CERTAIN EXECUTIVE OFFICERS AND EMPLOYEES UNDER THE
              1986 NON-QUALIFIED AND INCENTIVE STOCK OPTION PLAN

  At the Annual Meeting, the stockholders will be asked to approve the grant of stock options for certain executive officers and other employees.

  On September 11, 1997, subject to approval by the Company's stockholders, the Board amended the 1986 Plan (i) to increase the number of shares of Class A Stock issuable under the 1986 Plan, and (ii) to comply with certain provisions of Internal Revenue Code Section 162(m) by limiting the number of stock options that can be issued to the Company's Executive Officers. See discussion under Item 2 above (Approval of Amendments to the 1986 Non-Qualified and Incentive Stock Option Plan).

  The effective date of such amendment is September 11, 1997. Any awards granted to Executive Officers and other employees under the 1986 Plan from the period of September 11, 1997, through the date of the Annual Meeting are contingent on the following action: (i) approval by the Company's stockholders of the amendments to the 1986 Plan (as discussed in Item 2 above--Approval of Amendments to the 1986 Non-Qualified and Incentive Stock Option Plan), and
(ii) approval of such awards by the Company's stockholders at the Annual
Meeting.

  The following awards made to Executive Officers and employees on or after September 11, 1997 are submitted for approval by the Company's stockholders:

                                               Number of
                                                 Shares
                                               Underlying Per Share
                                                 Stock    Exercise  Expiration
   Employee                             Date    Options     Price      Date
   --------                            ------- ---------- --------- ----------
   Colin Cohen........................ 9/11/97   20,000   $24.6875   9/10/02
   John Flynn......................... 9/11/97   10,000   $24.6875   9/10/02
   Donald Miller...................... 9/11/97   20,000   $24.6875   9/10/02
   Jacques Moskovic................... 9/11/97   10,000   $24.6875   9/10/02
   Eric Steiner....................... 9/11/97   40,000   $24.6875   9/10/02
   Jeffrey Steiner.................... 9/11/97  100,000   $24.6875   9/10/02
   All Other Executive Officers and
    Employees......................... 9/11/97   70,000   $24.6875   9/10/02

  The exercise price for such stock options is the fair market value of the Company's Class A Stock at the time of the original award by the Compensation and Stock Option Committee (date of grant noted in the table above). Such stock options are subject to all of the terms and conditions of the 1986 Plan (as amended by the 1997 Plan Amendments). On September 24, 1997, the closing price on the New York Stock Exchange for the Company's Class A Stock was $27.8125 per share, as reported in the Wall Street Journal.

  Tax Consequences. For federal income tax purposes, such stock options constitute Non-Qualified Stock Options. Please see discussion under Item 2 above (Approval of Amendment to the 1986 Non-Qualified and Incentive Stock Option Plan), under caption "Tax Consequences--Non-Qualified Stock Options" for a discussion of the tax consequences of Non-Qualified Stock Options. The stock options to Executive Officers are also intended to qualify as "performance-based" compensation within the meaning of Internal Revenue Code
Section 162(m). See discussion under

Item 2 above (Approval of Amendment to the 1986 Non-Qualified and Incentive Stock Option Plan), under caption "1997 Plan Amendments."

  Effect of Contingency. If the amendments to the 1986 Plan (Item 2 above) are not approved by the Company's stockholders, or if the stock options under this
Item 3 are not approved by the Company's stockholders, such stock options shall be null and void. If both contingencies are satisfied, such stock options shall be deemed awarded as of the date the Compensation and Stock Option Committee made each such award.

             THE BOARD RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE
       GRANT OF STOCK OPTIONS TO CERTAIN EXECUTIVE OFFICERS AND EMPLOYEES

                                     * * *

               ITEM 4--APPROVAL OF MATERIAL TERMS OF PERFORMANCE
                        GOALS FOR FISCAL 1998 INCENTIVE
                      COMPENSATION AWARD FOR THE COMPANY'S
                            CHIEF EXECUTIVE OFFICER

  At the Annual Meeting, the stockholders will be asked to approve the material terms of the performance goals for the fiscal 1998 incentive compensation award for the Company's Chief Executive Officer. Effective for tax years beginning in 1994, the Code disallows deductions for publicly-held corporations with respect to compensation in excess of $1,000,000 paid to certain executive officers. However, compensation payable solely on account of attainment of one or more performance goals is not subject to this deduction limitation if the performance goals are objective, pre-established and determined by a compensation committee comprised solely of two or more outside directors, the material terms of the performance goals under which the compensation is to be paid are disclosed to the stockholders and approved by a majority vote, and the compensation committee certifies that the performance goals and other material terms were in fact satisfied before the compensation is paid.

  On September 11, 1997, the Company's Compensation and Stock Option Committee established performance goals for the Chief Executive Officer's fiscal 1998 incentive compensation award and the maximum amount payable to the Chief Executive officer if the goals are achieved. The performance goals and maximum amounts payable for fiscal 1998 are as follows:

1. If the Company (including its consolidated subsidiaries) achieves pre-tax profits for fiscal 1998, the Chief Executive Officer may receive up to three percent (3%) of such pre-tax profits.

2. If the Company engages in an extraordinary transaction (e.g., purchase or sale of assets not in the ordinary course, including, without limitation, through a public offering or private placement of securities) during fiscal 1998, the Chief Executive Officer may receive up to two and one-half percent (2 1/2%) of the total value of the transaction.

  All of the foregoing will be computed in such a manner as to avoid duplication.

  The Compensation and Stock Option Committee retains the right to determine the actual amount of incentive compensation to be awarded to the Chief Executive Officer in fiscal 1998 based on his individual contribution, consistent with the foregoing goals and in an amount no greater than the maximum amounts set forth above.

  Assuming the stockholders approve the material terms of the performance goals as described herein, the Company believes that any such incentive compensation award to the Chief Executive Officer will qualify as performance-based compensation that will be deductible from the Company's gross income for federal income tax purposes.

        THE BOARD RECOMMENDS A VOTE "FOR" THE APPROVAL OF THIS PROPOSAL

                                     * * *

                   RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

  Arthur Andersen LLP has served as the Company's independent auditor since 1968. No change is contemplated. A representative of Arthur Andersen LLP will be present at the Annual Meeting, will have an opportunity to make a statement if he or she desires to do so, and will be available to respond to any appropriate questions.

                           EXPENSES OF SOLICITATION

  The cost of soliciting these proxies will be borne by the Company. In addition to the use of the mail, proxies may be solicited by directors, officers or employees of the Company, in person, or by telephone or fax. The Company will also reimburse brokerage houses and others forwarding proxy materials to beneficial owners of stock.

                             STOCKHOLDER PROPOSALS

  Stockholders of the Company who wish to make a proposal to be included in the Company's proxy materials for its 1998 annual meeting of stockholders must cause such proposal to be received by the Company at its corporate headquarters, Washington Dulles International Airport, 300 West Service Road, P.O. Box 10803, Chantilly, Virginia 20153, Attention: Donald E. Miller, Senior Vice President & Secretary, not later than June 12, 1998.

                                 ANNUAL REPORT

  THE COMPANY'S ANNUAL REPORT TO STOCKHOLDERS FOR THE FISCAL YEAR ENDED JUNE 30, 1997, WAS MAILED TO STOCKHOLDERS WITH OR PRIOR TO MAILING OF THIS PROXY STATEMENT. THE COMPANY WILL PROVIDE FREE OF CHARGE TO ANY STOCKHOLDER AS OF THE RECORD DATE WHO SO REQUESTS IN WRITING, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR FISCAL 1997. REQUESTS FOR SUCH COPIES SHOULD BE DIRECTED TO DONALD E. MILLER, SENIOR VICE PRESIDENT & SECRETARY, THE FAIRCHILD CORPORATION, WASHINGTON DULLES INTERNATIONAL AIRPORT, 300 WEST SERVICE ROAD, P.O. BOX 10803, CHANTILLY, VIRGINIA 20153.

                                          By Order of the Board of Directors

                                          Donald E. Miller
                                          Senior Vice President & Secretary

                                                                      EXHIBIT A

                  AMENDMENT DATED AS OF SEPTEMBER 11, 1997 TO
              1986 NON-QUALIFIED AND INCENTIVE STOCK OPTION PLAN
                         OF THE FAIRCHILD CORPORATION
             (PREVIOUSLY AMENDED AND RESTATED AS OF MAY 23, 1996)

   The 1986 Non-Qualified and Incentive Stock Option Plan of The Fairchild Corporation, previously amended and restated as of May 23, 1996 (the "Plan") is hereby amended, effective as of the date set forth below, as follows:

1. This Amendment shall be effective if and only if it is approved by the stockholders of The Fairchild Corporation (the "Company") at their annual meeting in 1997, and if so approved, this Amendment shall be effective as of September 11, 1997. Awards made by the Committee to Executive Officers (as defined in amended Section 6.4 of the Plan, set forth in Paragraph 3 below), during the period of September 11, 1997 through the date of the Company's 1997 annual meeting of stockholders shall be made contingent on stockholder ratification and (if such ratification is obtained) shall be effective as of the date the Committee made such awards.

2. Section 3 of the Plan is amended in its entirety to read as follows:

   "3. Stock Subject to the Plan. There shall be reserved for use, upon the exercise of Awards granted from time to time under the Plan, an aggregate of 4,541,000 Shares, which Shares may be, in whole or in part, as the Board shall from time to time determine, authorized but unissued Shares, or issued Shares which shall have been reacquired by the Company. Any shares subject to issuance upon exercise of Options but which are not issued because of a surrender, lapse, expiration or termination of any such Option prior to issuance of the Shares shall once again be available for issuance in satisfaction of Awards."

3. Section 6.4 of the Plan is amended in its entirety to read as follows:

   "6.4 Limit on Grant of Options to Executive Officers. From and after May 23, 1996, the number of shares of Class A Common Stock subject to Awards granted under the Plan to Jeffrey Steiner (Chairman and Chief Executive Officer), for the period of May 23, 1996, through April 9, 2006, shall not exceed a total of 1,200,000 shares. From and after September 11, 1997, the number of shares of Class A Common Stock subject to Awards granted to any other Executive Officer (as defined below), for the period of September 11, 1997, through April 9, 2006, shall not exceed a total of 1,200,000 shares per person. As used herein, the term "Executive Officer" means the following Company officers: the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the Chief Operating Officer, any Executive Vice President, the President, any Senior Vice President, any Vice President, and any executive officer as defined in Rule 3b-7 promulgated under the Securities Exchange Act of 1934. Determinations under this Section shall be made in a manner consistent with Section 162(m) of the Code."

4. Except as amended hereby, the Plan shall remain in full force and effect.

Supplement to Proxy Statement
EDGAR Filing Copy Only
(Not to be included in Proxy Statement)

Copy of 1986 Stock Option Plan as in effect prior to Amendments Proposed in 1997 Proxy Statement

(1997 Amendments to the 1986 Plan appear as Exhibit A to the 1997 Proxy Statement):

                       1986 NON-QUALIFIED AND INCENTIVE
                             STOCK OPTION PLAN OF
                           THE FAIRCHILD CORPORATION
                   (Amended and Restated as of May 23, 1996)


1.  PURPOSE OF THE PLAN.

    This 1986 Non-Qualified and Incentive Stock Option Plan of The Fairchild Corporation (previously known as Banner Industries, Inc.) adopted on April 9, 1986, as amended and restated as of May 23, 1996, is intended to encourage officers, key employees, and non-employee consultants of the Company to acquire or increase their ownership of Class A Common Stock of the Company on reasonable terms. The opportunity so provided is intended to foster in participants a strong incentive to put forth maximum effort for the continued success and growth of the Company and its Subsidiaries, to aid in retaining individuals who put forth such efforts, and to assist in attracting the best available individuals to the Company and its Subsidiaries in the future.

2.  DEFINITIONS.

    When used herein the following terms shall have the meaning set forth below:

    2.1 "Affiliate" means, with respect to any specified person or entity, a person or entity that directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, the person or entity specified.

    2.2  "Award" means an Option.

    2.3 "Award Agreement" means a written agreement in such form as may be, from time to time, hereafter approved by the Committee, which shall be duly executed by the Company and which shall set forth the terms and conditions of an Award under the Plan.

    2.4 "Board" means the Board of Directors of The Fairchild Corporation (previously known as Banner Industries, Inc.).

    2.5 "Code" means the Internal Revenue Code of 1986, as in effect at the time of reference, or any successor revenue code which may hereafter be adopted in lieu thereof, and reference to any specific provisions of the Code shall refer to the corresponding provisions of the Code as it may hereafter be amended or replaced.

    2.6 "Committee" means the Stock Option Committee of the Board or any other committee appointed by the Board whose members meet the requirements for eligibility to serve set forth in Section 4 which is invested by the Board with responsibility for the administration of the Plan.

    2.7 "Company" means The Fairchild Corporation (previously known as Banner Industries, Inc.).

    2.8 "Employees" means officers (including officers who are members of the Board), key employees and non-employee consultants of the Company or any of its Subsidiaries.

    2.9 "Fair Market Value" means with respect to the Company's Shares the closing price of the Shares as of the date on which the value is to be determined, as reported on the New York Stock Exchange Composite Tape or such other source of quotation for, or reports of, trading activity in Shares as the Committee may from time to time select.

    2.10 "Incentive Stock Option" means an Option meeting the requirements and containing the limitations and restrictions set forth in Section 422 of the Code.

    2.11 "Non-Qualified Stock Option" means an Option other than an Incentive Stock Option.

    2.12 "Option" means the right to purchase, at a price and for a term fixed by the Committee in accordance with the Plan, subject to such other limitations and restrictions as the Plan and the Committee impose, the number of Shares specified by the Committee.

    2.13 "Parent" means any corporation, other than the Company, in an unbroken chain of corporations ending with the Company if, at the time of the granting of the Option, each of the corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

    2.14 "Plan" means the Company's 1986 Non-Qualified and Incentive Stock Option Plan, as amended from time to time.

    2.15 "Shares" means shares of the Company's $.10 par value Class A Common Stock or, if by reason of the adjustment provisions hereof any rights under an Award under the Plan pertain to any other security, such other security.

    2.16 "Subsidiary" means any corporation other than the Company in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

    2.17 "Successor" means the legal representative of the estate of a deceased Employee of the person or persons who shall acquire the right to exercise an Award by bequest or inheritance or by reason of the death of the Employee.

    2.18 "Term" means the period during which a particular Award may be exercised.

3.  STOCK SUBJECT TO THE PLAN.

    There will be reserved for use, upon the exercise of Awards to be granted from time to time under the Plan, an aggregate of 4,320,000 Shares, which Shares may be, in whole or in part, as the Board shall from time to time determine, authorized by unissued Shares, or issued Shares which shall have been reacquired by the Company. Any Shares subject to issuance upon exercise of Options but which are not issued because of a surrender, lapse, expiration or termination of any such Option prior to issuance of the Shares shall once again be available for issuance in satisfaction of Awards. It is noted that the number of Shares reserved but unissued for Awards under the Plan as of May 23, 1996 (the date the Plan was amended to extend for an additional ten years) was 1,629,797 Shares. The aggregate number of Shares issued under Awards granted prior to the May 23, 1996 amendment and pursuant to Awards granted after the May 23, 1996 amendment shall not, in any event, exceed 4,320,000 Shares.

4.  ADMINISTRATION OF THE PLAN.

    The Board shall appoint the Committee, which shall consist of not less than two (2) disinterested members of the Board as defined in Rule 16b-3 of the General Rules and Regulations under the Securities Exchange Act of 1934. Subject to the requirements of Rule 16b-3, participation in a stock option plan exclusively for non-employee directors (where such stock option plan is administered by the full Board or is administered pursuant to a formula), shall not disqualify a member of the Board as being eligible to serve on the Committee under this Plan.

    Subject to the provisions of the Plan, the Committee shall have full authority, in its discretion, to determine the Employees to whom Awards shall be granted, the number of Shares to be covered by each of the Awards, and the terms of any such Award; to amend or cancel Awards (subject to Section 18 of the Plan); to accelerate the vesting of Awards; to require the cancellation or surrender of any previously granted options under this Plan or any other plans of the Company as a condition to the granting of an Award; to interpret the Plan; and to prescribe, amend, and rescind rules and regulations relating to it, and generally to interpret and determine any and all matters whatsoever relating to the administration of the Plan and the granting of Awards hereunder.

    The Board may, from time to time, appoint members to the Committee in substitution for or in addition to members previously appointed and may fill vacancies, however caused, in the Committee. The Committee shall select one of its members as its Chairman and shall hold its meetings at such times and places as it shall deem advisable. A majority of its members shall constitute a quorum. Any action of the Committee may be taken by a written instrument signed by all of the members, and any action so taken shall be fully as effective as if it had been taken by a vote of a majority of the members at a meeting duly called and held. The Committee shall make such rules and regulations for the conduct of its business as it shall deem advisable and shall appoint a Secretary who shall keep minutes of its meetings and records of all action taken in writing without a meeting. No member of the Committee shall be liable, in the absence of bad faith, for any act or omission with respect to his service on the Committee.

5.  EMPLOYEES TO WHOM AWARDS MAY BE GRANTED.

    Awards may be granted in each calendar year or portion thereof while the Plan is in effect to such of the Employees as the Committee, in its discretion, shall determine.

    In determining the Employees to whom Awards shall be granted and the number of Shares to be subject to purchase under such Awards, the Committee shall take into account the duties of the respective Employees, their present and potential contributions to the success of the Company, and such other factors as the Committee shall deem relevant in connection with accomplishing the purposes of the Plan.

    No Award shall be granted to any member of the Committee so long as his membership on the Committee continues or to any member of the Board who is not also an officer, key employee, or non-employee consultant of the Company or any Subsidiary.

6.  STOCK OPTIONS.

    6.1 Types of Stock Options. Options granted under this Plan may be (i) Incentive Stock Options, (ii) Non-Qualified Stock Options, or (iii) a combination of the foregoing, except that only Non-Qualified Stock Options may be granted to non-employee consultants. The Award Agreement shall designate whether an Option is an Incentive Stock Option or a Non-Qualified Stock Option.

    6.2 Option Price. The option price per share of any Option granted under the Plan shall not be less than the Fair Market Value of the Shares covered by the Option on the date the Option is granted.

    Notwithstanding anything herein to the contrary, in the event an Incentive Stock Option is granted to an employee who, at the time such Incentive Stock Option is granted, owns, as defined in Section 422 of the Code, stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of:

    (i)    the Corporation; or

    (ii)   if applicable, a Subsidiary; or

    (iii)  if applicable, a Parent,

then the option price per share of any Incentive Stock Option granted to such Employee shall not be less than one hundred ten percent (110%) of the Fair Market Value of the Shares covered by the Option on the date the Option is granted.

    6.3. Terms of Options. Options granted hereunder shall be exercisable for a Term of not more than ten (10) years from the date of grant thereof, but shall be subject to earlier termination as hereinafter provided. Each Award Agreement issued hereunder shall specify the Term of the Option, which Term shall be determined by the Committee in accordance with its discretionary authority hereunder. Each Award Agreement issued after November 21, 1996, shall provide that Options thereunder may be exercised within the following time limitations: (i) After one (1) year from the date of the Award, it may be exercised as to not more than 25% of the Shares originally subject to the Option; (ii) After two years from the date of the Award, it may be exercised as to not more than an aggregate of fifty percent (50%) of the Shares originally subject to the

Option; (iii) After three years from the date of the Award, it may be exercised as to not more than an aggregate of seventy five percent (75%) of the Shares originally subject to the Option; and (iv) After four years from the date of the Award, it may be exercised as to any part or all of the Shares originally subject to the Option.

    Notwithstanding anything herein to the contrary, in the event an Incentive Stock Option granted to an Employee who, at the time such Incentive Stock Option is granted, owns, as defined in Section 422 of the Code, stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of:

    (i)    the corporation; or

    (ii)   if applicable, a Subsidiary; or

    (iii)  if applicable, a Parent,

then such Incentive Stock Option shall not be exercisable more than five (5) years from the date of grant thereof, but shall be subject to earlier termination as hereinafter provided.

    6.4. Limit on Grant of Options. From and after May 23, 1996, the number of shares of Class A Common Stock subject to Awards granted under the Plan to Jeffrey Steiner, (Chairman and Chief Executive Officer) for the period of May 23, 1996 through April 9, 2006), shall not exceed a total of 1,200,000 shares. Determinations under this Section shall be made in a manner consistent with
Section 162(m) of the Code.

7. Limit on Fair Market Value of Incentive Stock Options Granted After December 31, 1986. In any calendar year ending after December 31, 1986, no Employee may be granted an Incentive Stock Option hereunder to the extent that the aggregate Fair Market Value (determined at the time the option is granted) of the stock with respect to which incentive stock options are exercisable for the first time by such Employee during any calendar year (under all such plans of the Employee's employer corporation and, if any, its Parent and Subsidiary corporations) exceeds the sum of One Hundred Thousand Dollars ($100,000.00).
For purposes of the preceding sentence, options shall be taken into account in the order in which they were granted. Any option granted under the Plan which is intended to be an Incentive Stock Option but which exceeds the limitation set forth in this Section 7 of the Plan shall be a Non-Qualified Stock Option.

8.  DATE OF GRANT.

    The date of grant of an Award granted hereunder shall be the date on which the Committee acts in granting the Award.

9.  EXERCISE OF RIGHTS UNDER AWARDS.

    An Employee entitled to exercise an Award may do so by delivery of a written notice to that effect specifying the number of Shares with respect to which the Award is being exercised and any other information the Committee may prescribe. The notice shall be accompanied by payment in full of the purchase price of any Shares to be purchased, which payment may be made in cash or, with the Committee's approval, in Shares (or shares of the Company's Class B Common Stock) valued at Fair Market Value at the time of exercise or combination thereof. No Shares shall be issued upon exercise of an Option until full payment has been made therefor. All notices or requests provided for herein shall be delivered to the Vice President-Finance of the Company.

10. AWARD TERMS AND CONDITIONS.

    Each Award or each agreement setting forth an Award shall contain such other terms and conditions not inconsistent herewith as shall be approved by the Board or by the Committee.

11. RIGHTS OF THE AWARD HOLDER.

    The holder of an Award shall not have any of the rights of a stockholder with respect to the Shares subject to purchase under his Award, except to the extent that one or more certificates for such Shares shall be delivered to him upon the due exercise of the Award.

12. NONTRANSFERABILITY OF AWARDS.

    An Award shall not be transferable, other than by will or the laws of descent and distribution, and an Award may be exercised, during the lifetime of the holder of the Award, only by him.

13. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION.

    In the event of changes in all of the outstanding Shares by reason of stock dividends, stock splits, recapitalization, mergers, consolidations, combinations, or exchange of shares, separations, reorganizations or liquidations, the number and class of Shares available under the Plan in the aggregate, the number and class of Shares subject to Awards theretofore granted, applicable purchase prices and all other applicable provisions, shall, subject to the provisions of the Plan, be equitably adjusted by the Committee (which adjustment may, but need not, include payment to a holder of an Award in cash or Shares in an amount equal to the difference between the price at which such Award may be exercised and the then current fair market value of the Shares subject to such Award as equitably determined by the Committee). The foregoing adjustment and the manner of application of the foregoing provisions shall be determined by the Committee in its sole discretion. Any such adjustment may provide for the elimination of any fractional Share which might otherwise become subject to an Award.

14. UNUSUAL CORPORATE EVENTS.

    Notwithstanding anything to the contrary, in the case of an unusual corporate event such as liquidation, merger, reorganization (other than a reorganization as defined by Section 368(a)(1)(F) of the Code), or other business combination, acquisition or change in the control of the Company through a tender offer or otherwise, the Board may, in its sole discretion, determine, on a case by case basis, that each Award granted under the Plan shall terminate ninety (90) days after the occurrence of such unusual corporate event, but, in the event of any such termination the Award holder shall have the right, commencing at least five (5) days prior to such unusual corporate event and subject to any other limitation on the exercise of such Award in effect on the date of the exercise to immediately exercise any Options in full, without regard to any vesting limitations, to the extent they shall not have been exercised.

15. FORMS OF OPTIONS.

    Nothing contained in the Plan nor any resolution adopted or to be adopted by the

Board or the stockholders of the Company shall constitute the granting of any Award. An Award shall be granted hereunder only by action taken by the Committee in granting an Award. Whenever the Committee shall designate an Employee for the receipt of an Award, the Secretary or the President of the Company, or such other person as the Committee shall appoint, shall forthwith send notice thereof to the Employee, in such form as the Committee shall approve, stating the number of Shares subject to Award, its Term, and the other terms and conditions thereof. The notice shall be accompanied by a written Award Agreement in such form as may from time to time hereafter be approved by the Committee, which shall have been duly executed by or on behalf of the Company. If the surrender of previously issued Awards is made a condition of the grant, the notice shall set forth the pertinent details of such condition, and the written Award Agreement executed by or on behalf of the Company shall be delivered to the Employee on the day such surrender is made, but shall be dated as of the date on which the Committee designated the employee to receive an Award hereunder. Execution by the Employee to whom such Award is granted of said Award Agreement in accordance with the provisions set forth in this Plan shall be a condition precedent to the exercise of any Award.

16. TAXES.

    The Company shall have the right to require a person entitled to receive Shares pursuant to the exercise of an Award under the Plan to pay the Company the amount of any taxes which the Company is or will be required to withhold with respect to such Shares before the certificate for such Shares is delivered pursuant to the Award. Furthermore, the Company may elect to deduct such taxes from any other amounts payable then or any time thereafter in cash to the Employee. If the Employee disposes of Shares acquired pursuant to an Incentive Stock Option in any transaction considered to be a disqualifying transaction under Sections 421 and 422 of the Code, the Company shall have the right to deduct any taxes required by law to be withheld from any amounts otherwise payable to the Employee.

17. TERMINATION OF PLAN.

    The Plan shall terminate ten (10) years from April 9, 1996 (i.e., on April 9, 2006), and an Award shall not be granted under the Plan after that date although the terms of any Awards may be amended in accordance with the Plan at any time prior to the end of its Term. Any Awards outstanding at the time of termination of the Plan shall continue in full force and effect according to the terms and conditions of the Award and the Plan. It is noted that the Plan (prior to the amendment and restatement on May 23, 1996) originally expired on April 9, 1996 and (as a result of the amendment and restatement on May 23, 1996), the Plan terminates ten years from April 9, 1996.

18. AMENDMENT OF THE PLAN. The Plan may be amended at any time and from time to time by the Board, but no amendment without the approval of the stockholders of the Company shall:

     (a) increase the maximum number of Shares as to which Options may be granted under the Plan;

     (b)  expand or change the class of persons eligible to receive Awards;

     (c) permit the purchase price of Shares subject to an Option granted under the Plan to be less than the fair market value of such Shares at the time the Option is granted;

    (d)  extend the term of the Plan; or

    (e)  materially increase the benefits to Employees under the Plan.

    Notwithstanding the discretionary authority granted to the Committee in
Section 4 of the Plan, no amendment or cancellation of the Plan or any Award granted under the Plan shall alter or impair any of the rights or obligations of any person, without his consent, under any Award theretofore granted under the Plan.

19. DELIVERY OF SHARES ON EXERCISE.

    Delivery of certificates for Shares pursuant to an Award may be postponed by the Company for such period as may be required for it with reasonable diligence to comply with any applicable requirements of any federal, state or local law or regulation or any administrative or quasi-administrative requirement applicable to the sale, issuance, distribution or delivery of such Shares.

20. FEES AND COSTS.

    The Company shall pay all original issue taxes (not including income taxes) on the exercise of any Award granted under the Plan and all other fees and expenses necessarily incurred by the Company in connection therewith.

21. EFFECTIVENESS OF THE PLAN.

    The Plan first became effective when approved by the Board on April 9, 1986.

    The Plan, as amended and restated on May 23, 1996 (the "1996 Amendment") shall be submitted to the Company's stockholders for approval. Unless the 1996 Amendment is approved by the affirmative votes of the holders of shares having a majority of the voting power of all shares entitled to vote on the Plan and represented at a meeting duly held in accordance with Delaware law within twelve
(12) months after the 1996 Amendment was approved by the Board: (i) the Plan will revert to its terms, as amended through April 9, 1996; (ii) the 1996 Amendment shall be void and of no force or effect; and (iii) all Awards or amendments to Awards made after April 9, 1996 shall be void and of no force or effect.

22. OTHER PROVISIONS.

    As used in the Plan, and in Awards and other documents prepared in implementation of the Plan, references to the masculine pronoun shall be deemed to refer to the feminine or neuter, and references in the singular or plural shall refer to the plural or singular, as the identity of the person or persons or entity or entities being referred to may require. The captions used in the Plan and in such Awards and other documents prepared in implementation of the Plan are for convenience only and shall not affect the meaning of any provision hereof or thereof.

                            The Fairchild Corporation

           This proxy is solicited on behalf of the Board of Directors of The Fairchild Corporation.

           The undersigned hereby appoints Jeffrey J. Steiner, John L. Flynn and Donald E. Miller as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of Class A Common Stock, par value $.10 per share, and Class B Common Stock, par value $.10 per share, of The Fairchild Corporation held of record by the undersigned on September 26, 1997 at the Annual Meeting of Stockholders to be held on Thursday, November 20, 1997 at 10:00 a.m. (local time) and at any adjournments or postponements thereof.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY.

                (Continued and to be signed on the reverse side)

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL LISTED NOMINEES, AND FOR APPROVAL OF THE OTHER PROPOSALS.

1.   ELECTION OF DIRECTORS

     / / FOR all listed nominees                     / / WITHHELD for all.
     (except as marked to the contrary below).

Michael T. Alcox, Melville R. Barlow, Mortimer M. Caplin, Colin M. Cohen, Philip David, Harold J. Harris, Daniel Lebard, Jacques S. Moskovic, Herbert S. Richey, Moshe Sanbar, Robert A. Sharpe II, Eric I. Steiner, and Jeffrey J. Steiner.

     (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

--------------------------

2. TO APPROVE AMENDMENTS TO THE 1986 NON-QUALIFIED AND INCENTIVE STOCK OPTION PLAN.

     / / FOR             / / AGAINST                 / / ABSTAIN

3. TO APPROVE GRANTS OF STOCK OPTIONS TO CERTAIN EXECUTIVE OFFICERS AND EMPLOYEES UNDER THE 1986 NON-QUALIFIED AND INCENTIVE STOCK OPTION PLAN.

     / / FOR             / / AGAINST                 / / ABSTAIN

4. TO APPROVE MATERIAL TERMS OF PERFORMANCE GOALS FOR FISCAL 1998 INCENTIVE COMPENSATION AWARD FOR THE COMPANY'S CHIEF EXECUTIVE OFFICER.

     / / FOR             / / AGAINST                 / / ABSTAIN

5. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

     "Please Mark Inside Boxes so that Data Processing Equipment will

Record Your Votes."

                                                     Please sign exactly as
                                                     name(s) appear hereon. When
                                                     signing as attorney,
                                                     executor, administrator,
                                                     trustee, guardian or
                                                     corporate officer, please
                                                     give full title as such.

                                                     Date
                                                         ----------------------
                                                         ----------------------
                                                         ----------------------
                                                                 Signature(s)


          Please Mark, Sign, Date and Return This Proxy Card Promptly.

                            THE FAIRCHILD CORPORATION
                          SAVINGS PLAN FOR EMPLOYEES OF
                            THE FAIRCHILD CORPORATION

                         VOTING INSTRUCTIONS TO TRUSTEE

These voting instructions are solicited on behalf of the Board of Directors of The Fairchild Corporation.

To the Trustee:

           In accordance with the provisions of the Savings Plan for Employees of The Fairchild Corporation, I hereby instruct you, as Trustee, to vote or cause to be voted at the Annual Meeting of Stockholders of The Fairchild Corporation to be held on November 20, 1997, and any adjournments thereof, all shares of The Fairchild Corporation standing to my credit in the Master Trust covering the foregoing Plan in which I may be a participant and which I am entitled to vote at such meeting as follows:

           The shares represented by this proxy will be voted as directed by the stockholder. If no direction is given by 10:00 a.m. (EST) November 18, 1997, this proxy will be voted in the same percentage as shares held by participants for which the Trustee has received timely voting instructions. The Trustee will hold your voting directions in strict confidence. The Proxy may vote in its discretion upon any other matters properly coming before the Annual Meeting and any adjournments thereof.

                   (CONTINUED, AND TO BE SIGNED ON OTHER SIDE)

1.   ELECTION OF DIRECTORS

     / / FOR all listed nominees                        / / WITHHELD for all.
         (except as marked to the contrary below).

Michael T. Alcox, Melville R. Barlow, Mortimer M. Caplin, Colin M. Cohen, Philip David, Harold J. Harris, Daniel Lebard, Jacques S. Moskovic, Herbert S. Richey, Moshe Sanbar, Robert A. Sharpe II, Eric I. Steiner, and Jeffrey J. Steiner.

     (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

----------------------------------

2. TO APPROVE AMENDMENTS TO THE 1986 NON-QUALIFIED AND INCENTIVE STOCK OPTION PLAN.

     / / FOR             / / AGAINST                 / / ABSTAIN

3. TO APPROVE GRANTS OF STOCK OPTIONS TO CERTAIN EXECUTIVE OFFICERS AND EMPLOYEES UNDER THE 1986 NON-QUALIFIED AND INCENTIVE STOCK OPTION PLAN.

     / / FOR             / / AGAINST                 / / ABSTAIN

4. TO APPROVE MATERIAL TERMS OF PERFORMANCE GOALS FOR FISCAL 1998 INCENTIVE COMPENSATION AWARD FOR THE COMPANY'S CHIEF EXECUTIVE OFFICER.

     / / FOR             / / AGAINST                 / / ABSTAIN

5. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

     "Please Mark Inside Boxes so that Data Processing Equipment will Record Your Votes."

                                                   Please sign exactly as
                                                   name(s) appear hereon. When
                                                   signing as attorney,
                                                   executor, administrator,
                                                   trustee, guardian or
                                                   corporate officer, please
                                                   give full title as such.

                                                   Date
                                                       ----------------------
                                                       ----------------------
                                                       ----------------------
                                                                Signature(s)


          Please Mark, Sign, Date and Return This Proxy Card Promptly.